UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

(Amendment No.         )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Histogen Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

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☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

10655 Sorrento Valley Road, Suite

200 San Diego, CA 92121

NOTICE OF 2022 ANNUAL MEETING OF

STOCKHOLDERS AND PROXY

STATEMENT

Dear Stockholder:

The Annual Meeting of Stockholders (the “Annual Meeting”) of Histogen Inc. (the “Company”) will be held virtually, via live webcast at www.virtualshareholdermeeting.com/HSTO2022, which allows all of our stockholders to participate no matter where they are located, on Wednesday, June 1, 2022, at 8:00 a.m., Pacific time, for the following purposes:

1.	To elect three directors to serve as Class III directors for a three-year term to expire at the 2025 annual meeting of stockholders (the “Election of the Directors Proposal”);
2.

To approve an amendment to the Company’s amended and restated certificate of incorporation to effect a reverse stock split of the Company’s common stock, within a range, as determined by the Company’s board of directors, of one new share for every five (5) to twenty (20) (or any number in between) shares outstanding (the “Reverse Stock Split”), the implementation and timing of which shall be subject to the discretion of the Company’s board of directors (the “Reverse Stock Split Proposal”);

3.

To consider and vote upon the ratification of the selection of Mayer Hoffman McCann P.C. (“MHM) as our independent registered public accounting firm for the fiscal year ending December 31, 2022 (the “Auditor Ratification Proposal”);

4.

To consider and vote upon, on an advisory basis, the compensation of our named executive officers as disclosed in this proxy statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission (the “Say on Pay Proposal”); and

5.	To transact such other business as may be properly brought before the meeting or any adjournment or postponement thereof.

The Board unanimously recommends that you vote (i) “FOR” each of the three nominees to the Board named in the Election of Directors Proposal; (ii) “FOR” the Reverse Stock Split Proposal; (iii) “FOR” the “Say on Pay” Proposal; and (vi) “FOR” our Auditor Ratification Proposal.

The foregoing items of business are more fully described in the attached proxy statement, which forms a part of this notice and is incorporated herein by reference. Our Board of Directors (the “Board”) has fixed the close of business on April 14, 2022 as the Record Date for the determination of stockholders entitled to notice of and to vote at the annual meeting or any adjournment or postponement thereof.

Your vote is important. Whether or not you expect to attend our Annual Meeting, we encourage you to read the proxy statement accompanying this notice and submit your proxy or voting instructions as soon as possible. For specific instructions on how to vote your shares, please refer to the instructions in the section entitled “General Information About the Annual Meeting and Voting” beginning on page 1 of the proxy statement accompanying this notice.  If you plan to attend our Annual Meeting virtually via the live webcast and wish to vote your shares at the virtual meeting, you may do so at any time before the proxy is voted.

All stockholders are cordially invited to attend the meeting virtually.

By Order of the Board of Directors,

Steven J. Mento, Ph.D.
Executive Chairman and Interim President and Chief Executive Officer
San Diego, California April 21, 2022

Your vote is important. Please vote your shares whether or not you plan to attend the meeting.

It is important that your shares be represented and voted whether or not you plan to attend the Annual Meeting virtually. Instructions regarding the different methods for voting your shares are provided under the section entitled “General Information About the Annual Meeting and Voting.”

This notice of our Annual Meeting of Stockholders and the accompanying proxy statement and form of proxy are being distributed and made available on or about April 21, 2022.

i

10655 Sorrento Valley Road, Suite 200

San Diego, CA 92121

PROXY STATEMENT FOR THE 2022 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON WEDNESDAY, JUNE 1, 2022

The Board of Directors of Histogen Inc. (the “Company” or “Histogen”) is soliciting the proxies for use at the 2022 Annual Meeting of Stockholders (“Annual Meeting”) to be held virtually, via live webcast at www.virtualshareholdermeeting.com/HSTO2022, which allows all of our stockholders to participate no matter where they are located, on Wednesday, June 1, 2022, at 8:00 a.m., Pacific time, and any postponements or adjournments thereof.  Due to the emerging public health impact of the coronavirus, or COVID-19, the Company has decided to hold our Annual Meeting virtually. We are sensitive to the public health and travel concerns our stockholders may have and the protocols that federal, state and local governments may impose.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be Held on June 1, 2022.

This proxy statement, the form of proxy card, and our Annual Report on Form 10-K are available electronically at www.virtualshareholdermeeting.com/HSTO2022.

GENERAL INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Why did you send me this proxy?

Our 2022 proxy materials and our 2021 Annual Report are accessible at: www.virtualshareholdermeeting.com/HSTO2022.

We sent you this proxy statement and the enclosed proxy card because our Board is soliciting your proxy to vote at the 2022 Annual Meeting of Stockholders. This proxy statement summarizes information related to your vote at the Annual Meeting. All stockholders who find it convenient to do so are cordially invited to attend the Annual Meeting virtually. However, you do not need to attend the meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card, or complete and submit your proxy via phone or the internet in accordance with the instructions provided on the enclosed proxy card.

We intend to begin mailing this proxy statement, the attached notice of Annual Meeting and the enclosed proxy card on or about April 21, 2022 to all stockholders of record entitled to vote at the annual meeting.

Shareholders Entitled to Vote?

Only stockholders who own our common stock, par value $0.0001 per share (the “Common Stock”), Series A Convertible Redeemable Preferred Stock, par value $0.0001 per share (the “Series A Preferred Stock”), or Series B Convertible Redeemable Preferred Stock, par value $0.0001 per share (the “Series B Preferred Stock”, as of the close of business on April 14, 2022, the record date for the Annual Meeting (the “Record Date”), will be entitled to vote at the Annual Meeting.

On March 25, 2022, the Company closed two preferred stock offerings, in which the Company issued 2,500 shares of Series A Convertible Preferred Stock and 2,500 shares of Series B Convertible Preferred Stock (Series A Preferred Stock and Series B Preferred Stock collectively the “Preferred Stock”), each with an aggregate stated value of $2,500,000. Total gross proceeds from the offerings, before deducting the placement agent’s fees and other estimated offering expenses, was approximately $4.75 million. Each share of Preferred Stock has a purchase price of $952.38, representing an original issue discount of 5% of the $1,000 stated value of each share. Each share of Series A Preferred Stock is convertible into shares of Common Stock at an initial conversion price of $1.00 per share and each share of Series B Preferred Stock is convertible into shares of Common Stock at an initial conversion price of $1.00 per share.

How will the shares be voted at the Annual Meeting?

Each share of our Common Stock outstanding on the Record Date entitles the holder thereof to cast one vote on each matter submitted to the stockholders at the Annual Meeting. As of the Record Date, there were 49,950,212 shares of our Common Stock issued and outstanding. Holders of Common Stock, Series A Preferred Stock and Series B Preferred Stock will vote on the Reverse Stock Split Proposal as a single class. Only the holders of Common Stock are entitled to vote on Proposal 1 (Election of the Directors Proposal), Proposal 3 (Auditor Ratification Proposal), and Proposal 4 (Say on Pay Proposal).

Each share of Series A Preferred Stock outstanding on the Record Date has a number of votes equal to the number of shares of Common Stock issuable upon conversion of such share (whether or not such shares are then convertible). Accordingly, as of the Record Date, each share of Series A Preferred Stock has 3,776 votes, which is determined by dividing $1,000, the stated value of one share of Series A Preferred Stock, by $0.2648, the NASDAQ Minimum Price. As of the Record Date, there were 2,500 shares of our Series A Preferred Stock issued and outstanding, convertible into an aggregate of 2,500,000 shares of Common Stock. The holders of the Series A Preferred Stock have agreed to not transfer their shares of Series A Preferred Stock until after the Annual Meeting and to vote all shares of Series A Preferred Stock in favor of the Reverse Stock Split Proposal.

Each share of Series B Preferred Stock outstanding on the Record Date entitles the holder thereof to cast 30,000 votes on the Reverse Stock Split. As of the Record Date, there were 2,500 shares of our Series B Preferred Stock issued and outstanding, convertible into an aggregate of 2,500,000 shares of Common Stock. The holders of the Series B Preferred Stock have agreed to not transfer their shares of Series B Preferred Stock until after the Annual Meeting and to vote all shares of Series B Preferred Stock in the same proportion as the aggregate shares of Common Stock and Series A Preferred Stock are voted on the Reverse Stock Split Proposal. As an example, if 70% of the aggregate votes cast by Common Stock and Series A Preferred Stock voting on the Reverse Stock Split Proposal are voted in favor thereof and 30% of the aggregate votes cast by Common Stock and Series A Preferred Stock voting on the Reverse Stock Split Proposal are voted against such Proposal, then 70% of the votes entitled to be cast by Series B Preferred Stock will be cast in favor of the Proposal and 30% of such votes will be cast against the Proposal.

What am I voting on?

There are four proposals scheduled for a vote:

Proposal 1:	To elect three directors to serve as Class III directors for a three-year term (the “Election of the Directors Proposal”).

Proposal 2: To approve an amendment to the Company’s amended and restated certificate of incorporation to effect a reverse stock split of the Company’s common stock, within a range, as determined by the Company’s board of directors, of one new share for every five (5) to twenty (20) (or any number in between) shares outstanding (the “Reverse Stock Split Proposal).

Proposal 3:

To consider and vote upon the ratification of the appointment of Mayer Hoffman McCann P.C. as our independent registered public accounting firm for the year ending December 31, 2022 (the “Auditor Ratification Proposal”).

Proposal 4:

To consider and vote upon, on an advisory basis, the compensation of our named executive officers as disclosed in this proxy statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission, or the SEC (the “Say on Pay Proposal”).

What is the difference between a stockholder of record and a beneficial owner of shares held in street name?

If your shares are registered directly in your name with our registrar and transfer agent, American Stock Transfer & Trust Company, LLC, you are considered a stockholder of record with respect to those shares and our proxy materials have been made available to you directly by us. If your shares are held in a stock brokerage account, by a bank, broker, or other agent, you are considered the beneficial owner of shares held in street name and our proxy materials are being forwarded to you by your bank, broker, or other agent that is considered the owner of record of those shares. As the beneficial owner, you have the right to instruct your bank, broker, or other agent on how to vote your shares. Since a beneficial owner is not the stockholder of record, you may not vote your shares in person at the Annual Meeting unless you obtain a “legal proxy” from the broker, bank, trustee or nominee that holds your shares giving you the right to vote the shares at the meeting. If you are a beneficial owner and do not wish to vote in person or you will not be attending the Annual Meeting, you may vote by following the instructions provided by your broker, bank, trustee, or other nominee.

How do I vote by proxy?

Stockholders of Record: Shares Registered in Your Name

If you are a stockholder of record, there are several ways for you to vote your shares. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure that your vote is counted.

•	Via the Internet: If you are a stockholder of record, you may vote at www.proxyvote.com, 24 hours a day, seven days a week by following the Internet voting instructions on your proxy card.
•

By Telephone: If you are a stockholder of record, you may vote using a touch-tone telephone by calling 1-800-690-6903, 24 hours a day, seven days a week by following the telephone voting instructions on your proxy card.

•

Virtually: This year’s Annual Meeting will be conducted solely online via live webcast. You will be able to attend and participate in the Annual Meeting online and vote your shares electronically during the meeting visiting www.virtualshareholdermeeting.com/HSTO2022 on Wednesday, June 1, 2022, at 8:00 a.m., Pacific time. To be admitted to the Annual Meeting you will need to enter the control number included in your proxy materials at www.virtualshareholdermeeting.com/HSTO2022. There is no physical location for the Annual Meeting. We recommend you log in at least 15 minutes before the meeting to ensure you are logged in when the meeting starts. Further instructions on how to attend and participate online are available at www.virtualshareholdermeeting.com/HSTO2022 and on the proxy card.

•

By Mail, if You Requested a Printed Copy of Your Proxy Materials: You may vote using your proxy card by completing, signing, dating and returning the proxy card in the self-addressed, postage-paid envelope provided. If you properly complete your proxy card and send it to us in time to vote, your proxy (one of the individuals named on your proxy card) will vote your shares as you have directed. If you sign the proxy card but do not make specific choices, your shares, as permitted, will be voted as recommended by our Board. If any other matter is presented at the Annual Meeting, your proxy will vote in accordance with his or her best judgment. As of the date of this proxy statement, we knew of no matters that needed to be acted on at the meeting, other than those discussed in this proxy statement.

•

Special Note for Series B Preferred Stockholders: Your shares of Series B Preferred Stock shall, to the extent cast on the Reverse stock Split Proposal, be automatically and without further action by you, be voted in the same proportions as shares of common stock (excluding any shares of common stock that are not voted) and Series A Preferred Stock.

Beneficial Owners: Shares Registered in the Name of a Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, and requested a printed copy of the proxy materials, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than directly from us. Simply complete and mail the proxy card to ensure that your vote is counted. You may be eligible to vote your shares electronically over the Internet or by telephone. A large number of banks and brokerage firms offer Internet and telephone voting. To vote during the live webcast of the Annual Meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker or bank included with these proxy materials or contact your broker or bank to request a proxy form.

May I revoke my proxy?

If you give us your proxy, you may revoke it at any time before it is exercised. You may revoke your proxy in any one of the three following ways:

•	you may grant a new proxy bearing a later date (which automatically revokes the earlier proxy) using any of the methods described above (and until the applicable deadline for each method);
•

you may notify our corporate secretary, Susan A. Knudson, in writing before the Annual Meeting that you have revoked your proxy by mailing a written notice of revocation to the attention of Susan A. Knudson, Histogen Inc., 10655 Sorrento Valley Road, Suite 200, San Diego, CA 92121; or

•	you may vote during the live webcast of the Annual Meeting.

Attendance at the meeting will not cause your previously granted proxy to be revoked unless you specifically so request. For shares held in street name, you may change your vote by submitting new voting instructions to your broker, bank, trustee, or nominee following the instructions they provided or, if you have obtained a legal proxy from your broker, bank, trustee, or nominee giving you the right to vote your shares, by attending the Annual Meeting and voting in person at the virtual meeting

What constitutes a quorum?

The presence at the Annual Meeting, virtually or by proxy, of holders representing one-third (1/3) of the voting power of the capital stock issued and outstanding and entitled to vote as of April 14, 2022 constitutes a quorum at the meeting, permitting us to conduct our business.  For purposes of the Annual Meeting, a quorum requires 18,316,737 shares, or 33 1/3 % of the voting power of our Common Stock and Preferred Stock issued and outstanding and entitled to vote at the Annual Meeting.

What vote is required to approve each proposal?

Proposal 1: Election of Class III Directors. The election of the directors requires a plurality vote of the shares of our common stock present virtually or by proxy at the Annual Meeting and entitled to vote thereon to be approved.  “Plurality” means that the nominees who receive the largest number of votes cast “FOR” are elected as directors. With respect to the election of Class III directors, you may either vote “For” or you may “Withhold” your vote for any nominee you specify. The three nominees who receive the most “For” votes (among votes properly cast in person or by proxy) will be elected. Only votes “For” or “Withheld” will affect the outcome.

Proposal 2: Approval of an Amendment to the Company’s Amended and Restated Certificate of Incorporation to Effect a Reverse Stock Split of the Company’s Common Stock, within a Range, as Determined by the Company’s Board of Directors, of One New Share for Every Five (5) to Twenty (20) (or Any Number in Between) Shares Outstanding.  The approval of a reverse stock split of the Company’s common stock, within a range, as determined by the Company’s board of directors, of one new share for every five (5) to twenty (20) (or any number in between) shares outstanding must receive the affirmative vote of a majority of the combined voting power of the outstanding shares of common stock and Preferred Stock, voting together as a single class, present or represented by proxy and entitled to vote on the proposal. Since the Series B Preferred Stock will mirror only votes cast, abstentions by holders of our Common Stock, which would ordinarily have the effect of a vote against the Reverse Stock Split Proposal, will not have any effect on the outcome of the vote. With respect to the Reverse Stock Split Proposal, you may vote “For” or “Against” or abstain from voting.

Proposal 3: Ratification of Independent Registered Public Accounting Firm. With respect to the Auditor Ratification Proposal, you may vote “For” or “Against” or abstain from voting. The ratification of the appointment of Mayer Hoffman McCann P.C. must receive “For” votes from a majority of the voting power of the votes cast affirmatively or negatively on the proposal.

Proposal 4: Approval of the Compensation of the Named Executive Officers. With respect to the Say on Pay Proposal, you may vote “For” or “Against” or abstain from voting. The approval of the compensation of the named executive officers must receive “For” votes from a majority of the voting power of the votes cast affirmatively or negatively on the proposal.

Voting results will be tabulated and certified by the inspector of election appointed for the Annual Meeting.

How will my shares be voted if I do not specify how they should be voted?

Common Stockholders

If you are a stockholder of record and you indicate when voting on the Internet or by telephone that you wish to vote as recommended by our Board, then your shares will be voted at the Annual Meeting in accordance with our Board of Director’s recommendation on all matters presented for a vote at the Annual Meeting. Similarly, if you requested a printed copy of the proxy materials and sign and return a proxy card but do not indicate how you want to vote your shares for a particular proposal or for all of the proposals, then for any proposal for which you do not so indicate, your shares will be voted in accordance with our Board of Director’s recommendation.

If you are a beneficial owner of shares held in street name and do not provide the organization that holds your shares with specific voting instructions, then, the organization that holds your shares may generally vote your shares in their discretion on “routine” matters but cannot vote on “non-routine” matters. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, that organization will inform the inspector of election that it does not have the authority to vote on that matter with respect to your shares. This is generally referred to as a “broker non-vote.”

Preferred Stockholders

Series A Preferred and Series B Preferred Stockholders are required to vote their shares with respect to the Reverse Stock Split Proposal as described above.

What is the effect of withheld votes, abstentions, and broker non-votes?

Shares of common stock held by persons attending the Annual Meeting virtually, but not voting, and shares represented by proxies that reflect withheld votes or abstentions as to a particular proposal, will be counted as present for purposes of determining the presence of a quorum. Abstentions are not an affirmative or negative vote on a proposal, so abstaining does not count as a vote cast and has no effect for purposes of determining whether our stockholders have ratified the appointment of Mayer Hoffman McCann P.C., our independent registered public accounting firm or whether our stockholders have approved the compensation of the named executive officers. In addition, because the election of directors is determined by a plurality of votes cast, withheld votes or abstentions will not be counted in determining the outcome of such proposal.

Shares represented by proxies that reflect a broker non-vote will be counted for purposes of determining whether a quorum exists. As discussed above, a broker non-vote occurs when an organization holding shares for a beneficial owner has not received instructions from the beneficial owner and does not have discretionary authority to vote the shares for certain non-routine matters. With regard to the election of directors and the advisory vote to approve the compensation of the named executive officers, which are considered non-routine matters, broker non-votes, will not be counted as votes cast and will have no effect on the result of the vote. However, ratification of the appointment of Mayer Hoffman McCann P.C. is considered a routine matter on which a broker or other nominee has discretionary authority to vote. Accordingly, no broker non-votes will likely result from this proposal.

Who is paying the costs of soliciting these proxies?

We will pay all of the costs of soliciting these proxies. The Company has engaged a proxy solicitation firm, Kingsdale Shareholder Services, U.S. LLC, 745 Fifth Avenue, Suite 500, New York, New York, 10151, and may conduct further solicitation personally, by telephone or by facsimile with the assistances of our officers, directors, and regular employees, none of whom will receive additional compensation for assisting with the solicitation. The Company expects that the out-of-pocket costs associated with solicitation of proxies will be approximately $14,500. We will also ask banks, brokers and other institutions, nominees, and fiduciaries to forward these proxy materials to their principals and to obtain authority to execute proxies. We will then reimburse them for their expenses. Our costs for forwarding proxy materials will not be significant.

How do I obtain an Annual Report on Form 10-K?

If you would like a copy of our Annual Report on Form 10-K for the year ended December 31, 2021 that we filed with the SEC, we will send you one without charge. Please write to:

Histogen Inc.

10655 Sorrento Valley Road, Ste 200

San Diego, CA 92121

Attn: Corporate Secretary

All of our SEC filings are also available free of charge in the “Investors—Financial Information” section of our website at www.histogen.com.

How can I find out the results of the voting at the annual meeting?

Preliminary voting results will be announced at the Annual Meeting. Final voting results will be published in our current report on Form 8-K to be filed with the SEC within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

What are the material U.S. federal income tax consequences of the Reverse Stock Split to the Company’s U.S. Holders?

A Company’s U.S. Holder generally should not recognize gain or loss upon the Reverse Stock Split, except to the extent a Company U.S. Holder receives cash in lieu of a fractional share of our common stock. Please review the information in the section entitled “Proposal No. 3: Approval of an Amendment to the Amended and Restated Certificate of Incorporation of the Company Effecting the Reverse Stock Split—Material U.S. Federal Income Tax Consequences of the Reverse Stock Split” for a more complete description of the material U.S. federal income tax consequences of the Reverse Stock Split to the Company’s U.S. Holders.

The tax consequences to you related to the Reverse Stock Split will depend on your particular facts and circumstances. Please consult your tax advisors as to the specific tax consequences to you.

What is the merger?

On January 28, 2020, the Company, then operating as Conatus Pharmaceuticals Inc., entered into an Agreement and Plan of Merger and Reorganization, as amended, with privately-held Histogen Inc. (“Private Histogen”) and Chinook Merger Sub, Inc., a wholly-owned subsidiary of Conatus (“Merger Sub”). Under the Merger Agreement, Merger Sub merged with and into Private Histogen, with Private Histogen surviving as a wholly-owned subsidiary of the Company (the “Merger”). On May 26, 2020, the Merger was completed. Pre-Merger Conatus (“Conatus”) changed its name to Histogen Inc., and Private Histogen, which remains as a wholly-owned subsidiary of the Company, changed its name to Histogen Therapeutics Inc. On May 27, 2020, the combined Company’s common stock began trading on The Nasdaq Capital Market under the ticker symbol “HSTO”.

PROPOSAL 1:

ELECTION OF CLASS III DIRECTORS

Our Board is divided into three classes, with one class of our directors standing for election each year, generally for a three-year term. Directors for each class are elected at the annual meeting of stockholders held in the year in which the term for their class expires and hold office until their resignation or removal or their successors are duly elected and qualified. In accordance with our amended and restated certificate of incorporation and amended and restated bylaws, our Board may fill existing vacancies on the Board by appointment.

The term of office of our Class III directors, Steven J. Mento, Ph.D., David H. Crean, Ph.D. and Brian M. Satz, will expire at the 2022 Annual Meeting. The nominees for Class III directors for election at the 2022 Annual Meeting are Steven J. Mento, Ph.D., David H. Crean, Ph.D. and Brian M. Satz.  If each Dr. Mento, Dr. Crean and Mr. Satz is elected at the 2022 Annual Meeting, such individual will be elected to serve for a three-year term that will expire at our 2025 annual meeting of stockholders and until such individual’s successor is elected and qualified.

If no contrary indication is made, proxies in the accompanying form are to be voted for Dr. Mento, Dr. Crean and Mr. Satz or in the event that Dr. Mento, Dr. Crean and Mr. Satz is not a candidate or is unable to serve as a director at the time of the election (which is not currently expected), for any nominee who is designated by our Board to fill the vacancy.

All of our directors bring to the Board significant leadership experience derived from their professional experience and service as executives or board members of other corporations and/or venture capital firms. The process undertaken by the Nominating and Corporate Governance Committee in recommending qualified director candidates is described below under “Director Nomination Process.” Certain individual qualifications and skills of our directors that contribute to the Board’s effectiveness as a whole are described in the following paragraphs.

Information Regarding Directors

The information set forth below as to the directors and nominees for director has been furnished to us by the directors and nominees for director:

Nominees for Election to the Board of Directors for a Three-Year-Term Expiring at the

2025 Annual Meeting of Stockholders (Class III)

Name	Age	Present Position with Histogen Inc.
Steven J. Mento, Ph.D.	70	Executive Chairman and Interim President and Chief Executive Officer
David H. Crean, Ph.D.	57	Lead Independent Director
Brian M. Satz	49	Director

Steven J. Mento, Ph.D. is our Executive Chairman and Interim President and Chief Executive Officer.  He also serves are the Chair of the Scientific Committee.  He has been our Executive Chairman and Interim President and CEO since November 2021 and he has served as a member of our Board since July 2005. Dr. Mento was one of Conatus’ co-founders and served as Conatus’ President and Chief Executive Officer from July 2005 until the merger. From July 2005 until December 2012, Dr. Mento also served as chairman of Conatus’ board of directors. Dr. Mento has over 30 years of combined experience in the biotechnology and pharmaceutical industries. From 1997 to 2005, Dr. Mento was President, Chief Executive Officer and a member of the board of directors of Idun Pharmaceuticals, Inc. Dr. Mento guided Idun during its transition from a discovery focused organization to a drug development company with multiple products in or near human clinical testing. In April 2005, Idun was sold to Pfizer Inc. Previously, Dr. Mento served as President of Chiron Viagene, Inc. (subsequently Chiron Technologies, Center for Gene Therapy), and Vice President of Chiron Corporation from 1995 to 1997. Dr. Mento was Vice President of R&D at Viagene from 1992 to 1995. Prior to Viagene, Dr. Mento held various positions at American Cyanamid Company from 1982 to 1992. His last position was Director of Viral Vaccine Research and Development at Lederle-Praxis Biologicals, a business unit of American Cyanamid. Dr. Mento previously served on the board of directors of Sangamo Biosciences, Inc., BIO, BIO Emerging Company Section Governing Body and BIO Health Section Governing Body, and currently serves on the boards of directors of Dermata Therapeutics, Inc., BIOCOM and various academic and charitable organizations.

Dr. Mento holds a B.A. in Microbiology from Rutgers College, and an M.S. and Ph.D. both in Microbiology from Rutgers University. We believe Dr. Mento is qualified to serve on our Board because of his extensive knowledge of Conatus’ business prior to the merger, as well as his over 30 years of experience in the biotechnology and pharmaceutical industries, including executive leadership in several pharmaceutical companies.

David H. Crean, Ph.D. is our Lead Independent Director and a member of our Audit and Scientific Committees. He has been a member of our Board since the merger in May 2020, served as Chairman of the Board from May 2020 to November 2021, served as the Chairman of the Audit Committee from January to March 2021 and previously as a director at Histogen from March 2018 until May 2020. Dr. Crean is Managing General Partner of Coast BioVentures LLC, a life sciences investment fund, and a Managing Partner with Cardiff Advisory, LLC where he leads the firm’s strategic and financial advisory service practice focusing on mergers and acquisitions (M&A), partnering transactions and capital financing of life science and healthcare companies. Since 2015, he was Managing Director for Objective Capital Partners, LLC driving Objective’s practice in the same domain sectors, and currently serves in a Senior Advisory capacity with his former firm. He currently serves on the board of directors for Phoenix Molecular Designs as Chairman, California Life Sciences (CLS) as a member of the Executive Committee and Board of Directors, and BIOCOM California’s Board of Governors. He is a venture partner with SunCoast Ventures and a limited partner with Mesa Verde Venture Partners, both leading life sciences venture funds. Dr. Crean is also a contributing author for PharmaBoardroom.com and Forbes.com through his work with Forbes Los Angeles Business Council. Dr. Crean holds FINRA Series 79 and Series 63 licenses and is a Registered Investment Banking Representative of BA Securities LLC, Member FINRA SIPC. He holds a Masters of Business Administration (MBA) Degree with a finance concentration from Pepperdine University Graziadio School of Management. Additionally, he holds a Doctorate of Philosophy (Ph.D.) Degree in Biophysics and a Masters of Science (MS) Degree in Oncology from the State University of New York at Buffalo. He earned a Bachelor of Science (BS) Degree in Biology/ Pre-Med from Canisius College.  We believe Dr. Crean is qualified to serve on our Board based on his over 25 years of life sciences R&D and corporate development transactional experience in the pharmaceutical industry, during which he was responsible for leading mergers, acquisitions, licensing and collaborations and establishing corporate strategy.

Brian Satz is our director, Chair of the Compensation Committee, and a member of the Nominating and Corporate Governance Committee.  He has served as a member of our Board of Directors since the Merger in May 2020 and previously served as a director of Private Histogen from November 2012 until the Merger. In addition to Histogen, Mr. Satz is an attorney and founder of Satz Law Group LLC in Fairfield, New Jersey. Mr. Satz has extensive experience representing clients in all aspects of corporate and commercial transactions as well as their day-to-day business matters. In particular, he has advised numerous investors and businesses in the biotech and life sciences industries and has been involved in the financing of many early stage companies. Prior to the founding of Satz Law Group, Mr. Satz spent the vast majority of his career working at large New York City based law firms.  Mr. Satz also serves as a member of the Board of Directors of American Friends of Sentebale Foundation. We believe Mr. Satz is qualified to serve on our Board based on his ability to contribute to the board’s understanding of legal matters related to the company’s business, as well as Mr. Satz’s broader management experience.

Members of the Board of Directors Continuing in Office Term Expiring at the

2023 Annual Meeting of Stockholders (Class I)

Name	Age	Present Position with Histogen Inc.
Daniel L. Kisner, M.D.	75	Director

Daniel L. Kisner, M.D. is our director and a member of our Compensation and Scientific Committees. He has served as a member of our board of directors since February 2014. He currently serves as an independent consultant in the life science industry. He was a partner at Aberdare Ventures from 2003 to 2011. Dr. Kisner served as Chairman of the Board of Directors of Caliper Life Sciences from 2002 to 2008, and as President and CEO of its predecessor company, Caliper Technologies, from 1999 to 2002. He held positions of increasing responsibility at Isis Pharmaceuticals, Inc., from 1991 to 1999, most recently as President and COO. Dr. Kisner previously served in pharmaceutical research and development executive positions at Abbott Laboratories from 1988 to 1991 and at SmithKline Beckman Laboratories from 1985 to 1988. He held a tenured faculty position in the Division of Medical Oncology at the University of Texas, San Antonio School of Medicine until 1985 after a five-year advancement through the Cancer Treatment Evaluation Program of the National Cancer Institute. Dr. Kisner is board certified in internal medicine and medical oncology. Dr. Kisner holds a B.A. from Rutgers University and an M.D. from Georgetown University. Dr. Kisner currently serves as a director at Zynerba Pharmaceuticals, Dynavax Technologies Corporation and Oncternal Therapeutics, and has extensive prior private and public company board experience, including serving as Chairman of the Board of Directors at Tekmira Pharmaceuticals. We believe Dr. Kisner is qualified to serve on our board of directors because of his extensive leadership experience in the biotechnology and biopharmaceutical industries and as a venture capital investor. We believe Dr. Kisner is qualified to serve on our Board because of his extensive leadership experience in the biotechnology and biopharmaceutical industries and as a venture capital investor.

Members of the Board of Directors Continuing in Office Term Expiring at the

2024 Annual Meeting of Stockholders (Class II)

Name	Age	Present Position with Histogen Inc.
Rochelle Fuhrmann	52	Director
Jonathan Jackson	60	Director
Susan R. Windham-Bannister, Ph.D.	70	Director

Rochelle Fuhrmann has served as a member of our Board and Chair of the Audit Committee since March 2021.  Ms. Fuhrmann currently serves as the Vice President Audit and Enterprise Risk Management at Becton Dickinson (“BD”). In this role, she leads an international team of audit professionals in the review of processes and controls. She also has accountability for the enterprise risk management program including the integration of risk concepts into strategic planning and working with stakeholders on risk identification and mitigation activities. In 2016, Ms. Fuhrmann helped establish the BD Foundation, and she presently serves as Treasurer and as a member of its Board of Trustees. She joined BD in July 2015 as Senior Vice President and Chief Financial Officer, Life Sciences. Prior to joining BD, she held various positions responsible for the management of financial functions including accounting and financial reporting, investor relations, corporate finance, risk management and treasury, primarily in the pharmaceutical industry with companies such as Amneal Pharmaceuticals and Warner Chilcott plc.  She previously served as a member of the board of directors of Concordia International Corp. and held the position of Audit Committee Chair for three years. Ms. Fuhrmann’s career started at Coopers & Lybrand LLC (now PricewaterhouseCoopers LLP) in Boston, MA. She is a certified public accountant (inactive) and holds a B.Sc. degree in accounting from the University of Rhode Island. We believe Ms. Fuhrmann is qualified to serve on our Board based on her significant financial expertise and operational experience.

Jonathan Jackson is a member of our Board of Directors and a member of the Nominating and Corporate Governance Committee and the Compensation Committee.  He has served as a member of our Board of Directors since the Merger in May 2020 and previously served as a director of Private Histogen from December 2010 until the Merger. A few years after completing his degree in Business Management in London, Mr. Jackson set up his own company to develop commercial real estate in Central Europe. Over the last 20 years, he has currently under development and developed more than 6,000,000 square feet of space. Since selling a portfolio of completed assets in early 2007 in one of the largest deals in Central Europe, Mr. Jackson has diversified and invested over $15M in different business sectors, both in the USA and Europe, with great success. We believe Mr. Jackson is qualified to serve on our Board based on the depth and diversity of his experience in business management and investment banking.

Susan R. Windham-Bannister, Ph.D. is our director, Chair of the Nominating and Corporate Governance Committee and a member of our Audit Committee.  She has served as a member of our Board since March 2021.  Dr. Windham-Bannister currently serves as President and CEO of Biomedical Growth Strategies., LLC, a strategic advisory firm providing market access and growth optimization advisory services to the life sciences industry. From 2008-2015, Dr. Windham-Bannister served as founding President and Chief Executive Officer of the Massachusetts Life Sciences Initiative, launched by former Massachusetts Governor Deval Patrick where she led this $1billion healthcare dedicated investment fund. She has been recognized by Biosphere as one of the “10 most prominent African American Leaders in Life Sciences” and by the Boston Globe as one of the “10 Most Influential Women in Biotech.” She is widely credited with formulating the investment strategy that transformed Massachusetts from a leading life sciences research hub to a global sciences innovation and business hub, where science is translated from academic labs, developed, and commercialized in Massachusetts. Dr. Windham-Bannister is the immediate Past Chair of the National Governing Board of the Association for Women in Science (AWIS) and also serves on the Boards of St.

Jude’s Children’s Hospital, Humacyte Inc. and Aridis Inc. She received a Doctorate in Health Policy and Management from the Florence Heller School at Brandeis University, and a Doctor of Science from Worcester Polytechnic Institute (honoris causa). Dr. Windham-Bannister was a Post-Doctoral Fellow at Harvard University’s John F. Kennedy School and a Fellow in the Center for Science and Policy (CSAP) at Cambridge University, Cambridge, England. She completed her doctoral work at the Heller School under a fellowship from the Ford Foundation. We believe that Dr. Windham-Bannister possesses specific attributes that qualify her to serve as a member of the Company’s Board, including her past experiences as Chair of the National Governing Board of the Association for Women in STEM, President and CEO of the Massachusetts Life Sciences Center (MLSC), Fellow in the Center for Science and Policy (CSAP) at Cambridge University, Cambridge, England, and having been recognized by the Boston Globe as one of the "10 Most Influential Women in Biotech".

Board Diversity Matrix (as of April 14, 2022)
Board Size:
Total Number of Directors	7
	Female	Male
Gender:
Directors	2	5
Number of Directors who identify in Any of the Categories Below:
African American or Black	1	0
White	1	5

Board Independence

Under the rules of Nasdaq, independent directors must comprise a majority of a listed company’s board of directors within a specified period of the completion of such company’s initial public offering. Our Board has determined that each of Rochelle Fuhrmann, Jonathan Jackson, Susan R. Windham-Bannister, Ph.D., David H. Crean, Ph.D., Brian M. Satz, and Daniel L. Kisner, M.D., representing six of our seven directors, are independent directors within the meaning of the applicable Nasdaq Stock Market LLC, or Nasdaq, listing standards. Steven J. Mento, Ph.D., our Executive Chairman and Interim President and Chief Executive Officer, is not considered an “independent director” within the meaning of applicable Nasdaq listing standards. In addition, our Board previously determined that our former director, Yizhuo (“Hayden”) Zhang, who resigned from our Board effective March 10, 2021, was an independent director within the meaning of the applicable Nasdaq listing standards, but our former President, Chief Executive Officer and director, Richard W. Pascoe, who stepped down from his position as President and Chief Executive Officer and as director on our Board effective November 8, 2021, and our former director, Stephen Chang, Ph.D., who resigned from our Board effective March 24, 2021, were not independent within the meaning of such Nasdaq listing standards.

Board Leadership Structure

Our Board currently has six independent directors and one employee director. Our Board is currently led by its Executive Chairman, Steven J. Mento, Ph.D.  Our Board’s Lead Independent Director is David H. Crean, Ph.D. Our Board recognizes that it is important to determine an optimal board leadership structure to ensure the independent oversight of management as the Company continues to grow. We separate the roles of Executive Chairman and Lead Independent Director of the Board in recognition of the differences between the two roles. The Executive Chairman and Chief Executive Officer is responsible for setting the strategic direction for the Company in conjunction with the Board and the day-to-day leadership and performance of the Company, while the Lead Independent Director of the Board provides guidance to the Executive Chairman and Chief Executive Officer. We believe that this separation of responsibilities provides a balanced approach to managing the Board and overseeing the Company.

Our Board has concluded that our current leadership structure is appropriate at this time. However, our Board will continue to periodically review our leadership structure and may make such changes in the future as it deems appropriate.

The Board’s Role in Risk Oversight

Our Board has responsibility for the oversight of the Company’s risk management processes and, either as a whole or through its committees, regularly discusses with management our major risk exposures, their potential impact on our business and the steps we take to manage them. The risk oversight process includes receiving regular reports from board committees and members of senior management to enable our board to understand the Company’s risk identification, risk management and risk mitigation strategies with respect to areas of potential material risk, including operations, finance, legal, regulatory, strategic, cybersecurity and reputational risk.

The Audit Committee reviews information regarding liquidity and operations and oversees our management of financial risks. Periodically, the Audit Committee reviews our policies with respect to risk assessment, risk management, loss prevention and regulatory compliance. Oversight by the Audit Committee includes direct communication with our external auditors, and discussions with management regarding significant risk exposures and the actions management has taken to limit, monitor or control such exposures. The Compensation Committee is responsible for assessing whether any of our compensation policies or programs has the potential to encourage excessive risk-taking. The Nominating and Corporate Governance Committee manages risks associated with the independence of our Board, corporate disclosure practices and potential conflicts of interest. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire board is regularly informed through committee reports about such risks. Matters of significant strategic risk are considered by our Board as a whole.

Oversight of Cybersecurity Risk

We understand the importance of cybersecurity and have taken action to protect our systems and data.  We maintain our cybersecurity infrastructure through a number of security measures including our internal policies and procedures, business processes, and software technology tools to control and monitor our systems and security. Our Audit Committee has oversight responsibility over our cybersecurity measures.

ESG Oversight

We are committed to prioritizing environmental, social, and governance (“ESG”) issues.  Our Board works closely with our management team to promote awareness of ESG issues and to integrate ESG promotion into our long-term business strategy.

Board of Directors Meetings

During fiscal year 2021, our Board met ten times, including telephonic meetings. In that year, each director attended at least 75% of the aggregate of (i) the total number of meetings of our Board held during the period for which he/she served as a director and (ii) the total number of meetings held by all committees of our Board on which he/she served during the periods that he/she served.

Committees of the Board of Directors

We have three standing committees: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. Each of these committees has a written charter approved by our Board. A copy of each charter can be found under the “Investors—Corporate Governance” section of our website at www.histogen.com. In addition, the Board also recently established a Scientific Committee of the Board.

Audit Committee

The Audit Committee of our Board currently consists of Rochelle Fuhrmann (Chair and Audit Committee Financial Expert), David H. Crean, Ph.D. (Audit Committee Financial Expert) and Susan R. Windham-Bannister, Ph.D.  The Audit Committee met four times during fiscal year 2021, including telephonic meetings.  Dr. Crean served as the Chair and Audit Committee Financial Expert and Brian Satz served as a member of the Audit Committee until Ms. Fuhrmann was appointed to the Audit Committee in March 2021 and Dr. Kisner served as a member of the Audit Committee until May 2021.

Our Board has determined that all members of the Audit Committee are independent directors, as defined in the Nasdaq qualification standards and by Section 10A of Securities and Exchange Act of 1934, as amended, or the Exchange Act. Conatus’ board of directors previously determined that all members of the audit committee pre-merger were independent directors, as defined in the Nasdaq qualification standards and by Section 10A of Securities and Exchange Act of 1934, as amended, or the Exchange Act during their terms of service on the audit committee.  In addition, our Board has determined that Ms. Fuhrmann and Dr. Crean each qualify as an “audit committee financial expert” as that phrase is defined under the regulations promulgated by the SEC. The Audit Committee is governed by a written charter adopted by our Board. Our Audit Committee is responsible for overseeing our accounting and financial reporting processes and audits of our consolidated financial statements on behalf of our Board. The specific powers and responsibilities of our Audit Committee include, among other things:

•	appointing and retaining our independent registered public accounting firm;
•	evaluating the qualifications, independence and performance of our independent registered accounting firm;
•	approving the audit and non-audit services to be performed by our independent registered public accounting firm;
•	reviewing the design, implementation, adequacy and effectiveness of our internal accounting controls and our critical accounting policies;
•	discussing with management and the independent registered public accounting firm the results of our annual audit and the review of our quarterly unaudited financial statements;
•	reviewing with management and our independent registered public accounting firm our annual and quarterly reports to be filed with the SEC;
•	reviewing, overseeing and monitoring the integrity of our financial statements and our compliance with legal and regulatory requirements as they relate to financial statements or accounting matters;
•	reviewing on a periodic basis, or as appropriate, any investment policy and recommending to our board any changes to such investment policy;
•	reviewing with management and our independent registered public accounting firm any earnings announcements and other public announcements regarding our results of operations;
•	preparing the report that SEC rules require be included in our annual proxy statement;
•	reviewing and approving any related party transactions and reviewing and monitoring compliance with our code of conduct and ethics; and
•	reviewing and evaluating, at least annually, the performance of the audit committee and its members including compliance of the audit committee with its charter.

Both our external auditor and internal financial personnel meet privately with the audit committee and have unrestricted access to this committee.

Compensation Committee

The Compensation Committee of our Board currently consists of Brian Satz (Chair), Jonathan Jackson and Daniel Kisner, M.D.  The Compensation Committee met three times during fiscal year 2021.

Our Board has determined that all members of the Compensation Committee are independent directors, as defined in applicable Nasdaq and SEC qualification standards, and Conatus’ board of directors previously determined that all members of the Compensation Committee pre-merger were independent directors, as defined in the Nasdaq qualification standards during their terms of service on the Compensation Committee. Each member of the Compensation Committee is also a non-employee director, as defined pursuant to Rule 16b-3 promulgated under the Exchange Act, and an outside director, as defined pursuant to Section 162(m) of the Internal Revenue Code.  The Compensation Committee is governed by a written charter approved by our Board. Our Compensation Committee reviews and approves policies relating to compensation and benefits of our officers and employees, corporate goals and objectives relevant to the compensation of our Chief Executive Officer and other executive officers, evaluates the performance of these officers in light of those goals and objectives and approves the compensation of these officers based on such evaluations. Typically, our Chief Executive Officer makes recommendations to our Compensation Committee, often attends committee meetings and is involved in the determination of compensation for the respective executive officers who report to him, except that the Chief Executive Officer does not make recommendations as to his own compensation. In addition, under the Compensation Committee’s charter, the Compensation Committee may retain or obtain the advice of any compensation consultant, legal counsel, or other advisor as the Compensation Committee deems necessary or appropriate to carry out its responsibilities, only after taking into consideration the factors required by any applicable requirements of the Exchange Act and Nasdaq rules. For the year ended December 31, 2021, the Compensation Committee engaged Compensia Inc. (“Compensia”) for benchmarking information and executive compensation assessment. The Compensation Committee has determined, and Compensia has affirmed, that Compensia’s work does not present any conflicts of interest and that Compensia is independent. In reaching these conclusions, the Compensation Committee considered the factors set forth in Exchange Act Rule 10C-1 and Nasdaq listing standards. The Compensation Committee also reviews and approves the issuance of stock options and other awards under our equity plan. The Compensation Committee reviews and evaluates, at least annually, its performance, including compliance by the Compensation Committee with its charter.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee of our Board currently consists of Susan R. Windham-Bannister, Ph.D. (Chair), Jonathan Jackson and Brian Satz.  The Nominating and Corporate Governance Committee met two times during fiscal year 2021. Mr. Zhang served as a member of the corporate governance and nominating committee until his resignation on March 10, 2021. Mr. Satz served as the Chair of the corporate governance and nominating committee until May 2021.

Our Board has determined that all members of the Nominating and Corporate Governance Committee are independent directors, as defined in applicable Nasdaq and SEC qualification standards, and Conatus’ board of directors previously determined that all members of the Nominating and Corporate Governance Committee pre-merger were independent directors, as defined in applicable Nasdaq and SEC qualification standards during their terms of service on the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee is governed by a written charter approved by our Board. The Nominating and Corporate Governance Committee is responsible for assisting our Board in discharging our Board’s responsibilities regarding the identification of qualified candidates to become board members, the selection of nominees for election as directors at our annual meetings of stockholders (or special meetings of stockholders at which directors are to be elected), and the selection of candidates to fill any vacancies on our Board and any committees thereof. In addition, the Nominating and Corporate Governance Committee is responsible for overseeing our corporate governance policies, reporting, and making recommendations to our Board concerning governance matters and oversight of the evaluation of our Board.

Scientific Committee

The Scientific Committee of our Board currently consists of Steven J. Mento, Ph.D. (Chair), David Crean, Ph.D. and Daniel Kisner, M.D. The primary purpose of the Scientific Committee is to:

•

examine on a periodic basis management's strategic direction and investment in the Company's efforts to develop and bring to market new or improved products, including the Company's research, development and technology initiatives;

•	examine on a periodic basis management's strategic direction and investment in the Company's efforts to strategically in-license, out-license, acquire, or divest product candidates; and
•

review, evaluate and report to the Board regarding the identified long-term strategic goals and objectives of the Company's research, development, and technology programs and the performance of the research, development, and technology programs in achieving such strategic goals and objectives.

Report of the Audit Committee of the Board of Directors

The Audit Committee oversees the Company’s financial reporting process on behalf of our Board. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the audited financial statements in the Company’s Annual Report with management, including a discussion of any significant changes in the selection or application of accounting principles, the reasonableness of significant judgments, the clarity of disclosures in the financial statements and the effect of any new accounting initiatives.

The Audit Committee reviewed with Mayer Hoffman McCann P.C. (“MHM”), which is responsible for expressing an opinion on the conformity of the Company’s audited financial statements with generally accepted accounting principles, its judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards and the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. In addition, the Audit Committee has discussed with MHM its independence from management and the company, has received from MHM the written disclosures and the letter required by applicable requirements of the PCAOB regarding MHM’s communications with the Audit Committee concerning independence, and has considered the compatibility of non-audit services with the auditors’ independence.

The Audit Committee met with MHM to discuss the overall scope of its services, the results of its audit and reviews, its evaluation of the company’s internal controls and the overall quality of the Company’s financial reporting. MHM, as the Company’s independent registered public accounting firm, also periodically updates the Audit Committee about new accounting developments and their potential impact on the Company’s reporting. The Audit Committee’s meetings with MHM were held with and without management present. The Audit Committee is not employed by the Company, nor does it provide any expert assurance or professional certification regarding the Company’s financial statements.

The Audit Committee relies, without independent verification, on the accuracy and integrity of the information provided, and representations made, by management and the Company’s independent registered public accounting firm.

In reliance on the reviews and discussions referred to above, the Audit Committee has recommended to the Company’s Board that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2021. The Audit Committee and the Company’s Board also have recommended, subject to stockholder approval, the ratification of the appointment of MHM as the Company’s independent registered public accounting firm for 2022.

This report of the Audit Committee is not “soliciting material,” shall not be deemed “filed” with the SEC and shall not be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such acts.

The foregoing report has been furnished by the Audit Committee.

Submitted by the Audit Committee of the Board of Directors

Rochelle Fuhrmann (Chair)
David Crean, Ph.D.
Susan R. Windham-Bannister, Ph.D.

Compensation Committee Interlocks and Insider Participation

Brian Satz (Chair), Jonathan Jackson and Daniel Kisner, M.D. serve as members of our Compensation Committee.

David Crean, Ph.D. previously served as a member of our Compensation Committee until May 2021.  None of the members of our Compensation Committee during fiscal year 2021 has ever been one of our officers or employees. None of our executive officers currently serves, or has served, as a member of the Board or compensation committee of any entity that had one or more executive officers serving as a member of our Board or Compensation Committee during fiscal year 2021.

Director Nomination Process

Director Qualifications

In evaluating director nominees, the Nominating and Corporate Governance Committee will consider among other things the following factors:

•	personal and professional integrity, ethics and values;
•	experience in corporate management, such as serving as an officer or former officer of a publicly held company;
•	strong finance experience;
•	experience relevant to the Company’s industry;
•	experience as a board member of another publicly held company;
•	relevant academic expertise or other proficiency in an area of our business operations;
•	diversity of expertise and experience in substantive matters pertaining to our business relative to other board members;
•	diversity of background and perspective, including with respect to age, gender, race, place of residence and specialized experience;
•	practical and mature business judgment, including, but not limited to, the ability to make independent analytical inquiries; and
•	any other relevant qualifications, attributes or skills.

The Nominating and Corporate Governance Committee’s goal is to assemble a Board that brings to the Company a variety of perspectives and skills derived from high quality business and professional experience. Moreover, the Nominating and Corporate Governance Committee believes that the background and qualifications of the Board, considered as a group, should provide a significant mix of experience, knowledge and abilities that will allow the Board to fulfill its responsibilities. Nominees are not discriminated against on the basis of race, religion, national origin, sexual orientation, disability or any other basis proscribed by law.

Other than the foregoing criteria for director nominees, the Nominating and Corporate Governance Committee has not adopted a formal policy with respect to a fixed set of specific minimum qualifications for its candidates for membership on the Board. The Nominating and Corporate Governance Committee may consider such other facts, including, without limitation, diversity, as it may deem are in the best interests of the Company and its stockholders. The Nominating and Corporate Governance Committee does, however, believe it is appropriate for at least one, and, preferably, several, members of our Board to meet the criteria for an “audit committee financial expert” as that phrase is defined under the regulations promulgated by the SEC, and that a majority of the members of our Board be independent as required under the Nasdaq qualification standards. The Nominating and Corporate Governance Committee also believes it is appropriate for our Interim President and Chief Executive Officer to serve as a member of our Board. Our directors’ performance and qualification criteria are reviewed annually by the Nominating and Corporate Governance Committee.

Identification and Evaluation of Nominees for Directors

The Nominating and Corporate Governance Committee identifies nominees for director by first evaluating the current members of our Board willing to continue in service. Current members with qualifications and skills that are consistent with the Nominating and Corporate Governance Committee’s criteria for board of director service and who are willing to continue in service are considered for re-nomination, balancing the value of continuity of service by existing members of our Board with that of obtaining a new perspective or expertise.

If any member of our Board does not wish to continue in service or if our Board decides not to re-nominate a member for re-election, the Nominating and Corporate Governance Committee identifies the desired skills and experience of a new nominee in light of the criteria above. The Nominating and Corporate Governance Committee generally polls our Board and members of management for their recommendations. The Nominating and Corporate Governance Committee may also review the composition and qualification of the boards of directors of our competitors and may seek input from industry experts or analysts. The Nominating and Corporate Governance Committee reviews the qualifications, experience and background of the candidates. Final candidates are interviewed by the members of the Nominating and Corporate Governance Committee and by certain of our other independent directors and executive management. In making its determinations, the Nominating and Corporate Governance Committee evaluates each individual in the context of our Board as a whole, with the objective of assembling a group that can best contribute to the success of our Company and represent stockholder interests through the exercise of sound judgment. After review and deliberation of all feedback and data, the Nominating and Corporate Governance Committee makes its recommendation to our Board.

The Nominating and Corporate Governance Committee evaluates nominees recommended by stockholders in the same manner as it evaluates other nominees. We have not received director candidate recommendations from our stockholders and do not have a formal policy regarding consideration of such recommendations. However, any recommendations received from stockholders will be evaluated in the same manner that potential nominees suggested by board members, management or other parties are evaluated. We do not intend to treat stockholder recommendations in any manner different from other recommendations.

Under our amended and restated bylaws, a stockholder wishing to suggest a candidate for director should write to our corporate secretary and provide such information about the stockholder and the proposed candidate as is set forth in our amended and restated bylaws and as would be required by SEC rules to be included in a proxy statement. In addition, the stockholder must include the consent of the candidate and describe any arrangements or undertakings between the stockholder and the candidate regarding the nomination. In order to give the Nominating and Corporate Governance Committee sufficient time to evaluate a recommended candidate and include the candidate in our proxy statement for the 2023 annual meeting, the recommendation should be received by our corporate secretary at our principal executive offices in accordance with our procedures detailed in the section below entitled “Stockholder Proposals.”

Director Attendance at Annual Meetings

Although our Company does not have a formal policy regarding attendance by members of our Board at our Annual Meeting, we encourage all of our directors to attend. All of our current directors that were on our Board in 2021 attended our 2021 annual meeting of stockholders.

Communications with our Board of Directors

Stockholders seeking to communicate with our Board should submit their written comments to our corporate secretary, Histogen Inc., 10655 Sorrento Valley Road, Suite 200, San Diego, CA 92121. The corporate secretary will forward such communications to each member of our Board; provided that, if in the opinion of our corporate secretary it would be inappropriate to send a particular stockholder communication to a specific director, such communication will only be sent to the remaining directors (subject to the remaining directors concurring with such opinion).

Corporate Governance

Our Company’s Code of Business Conduct and Ethics, Corporate Governance Guidelines, Audit Committee Charter, Compensation Committee Charter and Nominating and Corporate Governance Committee Charter are available, free of charge, on our website at www.histogen.com. Please note, however, that the information contained on the website is not incorporated by reference in, or considered part of, this proxy statement. We will also provide copies of these documents as well as our Company’s other corporate governance documents, free of charge, to any stockholder upon written request to Histogen Inc., 10655 Sorrento Valley Road, Suite 200, San Diego, CA 92121.

Director Compensation

We compensate non-employee members of the Board for their service. Directors who are also employees do not receive cash or equity compensation for service on the Board in addition to compensation payable for their service as our employees. The non-employee members of our Board are also reimbursed for travel, lodging and other reasonable expenses incurred in attending Board or committee meetings.

Under our non-employee director compensation policy, we provide cash compensation in the form of an annual retainer of $40,000 for each non-employee director. In addition, the non-employee Chair of the Board or Lead Independent Director receive an additional annual retainer of $30,000. To our non-employee directors, we also pay an additional annual retainer of $15,000 to the Chair of our Audit Committee, $7,500 to other directors who serve on our Audit Committee, $10,000 to the Chair of our Compensation Committee, $6,000 to other directors who serve on our Compensation Committee, $7,000 to the Chair of our Nominating and Corporate Governance Committee, $3,500 to other directors who serve on our Nominating and Corporate Governance Committee, $7,500 to the Chair of our Scientific Committee, and $3,500 to other directors who serve on our Scientific Committee.

Also under our non-employee director compensation policy, any non-employee director who is first elected to the Board is granted an option to purchase 30,000 shares of our common stock on the date of his or her initial election to the Board. Such options have an exercise price per share equal to the fair market value of our common stock on the date of grant. In addition, non-employee directors who (1) have been serving on the Board for at least six months as of the date of any annual meeting and (2) will continue to serve immediately following such meeting, receive a grant of options to purchase 20,000 shares of our common stock, and a non-employee director serving as Chair of the Board will receive a grant of options to purchase an additional 25,000 shares of our common stock.

The initial options granted to non-employee directors described above vest and become exercisable in substantially equal installments on each of the first three anniversaries of the date of grant, subject to the director’s continuing service on our Board on those dates. The annual options granted to non-employee directors described above vest and/or become exercisable on the first anniversary of the date of grant, subject to the director’s continuing service on our Board on those dates. All options will also vest in full upon the occurrence of a change in control.

Additionally, in October 2020, our Board approved one-time grants of options to purchase 20,000 shares of our common stock to each of our non-employee directors. The grants are intended to compensate our non-employee directors for their service on our board for 2020 and into 2021 and to further align the interests of our non-employee directors with the interests of our stockholders to maximize stockholder value. The October 2020 option grants vest in full on the first anniversary of the date of grant, subject to the director’s continuing service on our Board on such date.

The following table provides information related to the compensation of each of our non-employee directors during the year ended December 31, 2021.

Name	Cash Compensation (1)	Option Grants (2)	Total
David H. Crean, Ph.D.	$83,737	$20,550	$104,287
Brian Satz	$56,638	$16,440	$73,078
Daniel L. Kisner, M.D.	$51,104	$16,440	$67,544
Jonathan Jackson	$49,500	$16,440	$65,940
Rochelle Fuhrmann (3)	$42,285	$38,100	$80,385
Susan R. Windham-Bannister, Ph.D. (4)	$41,786	$36,900	$78,686
Stephen Chang, Ph.D. (5)	$10,000	$—	$10,000
Hayden Yizhuo Zhang (6)	$8,303	$—	$8,303

(1)	Includes the value of the annual retainers payable to our non-employee directors.
(2)

Represents the grant date fair value of the stock options granted in 2021, computed in accordance with FASB ASC Topic 718. The assumptions used to calculate the value of such awards are included in Note 2 to our audited financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2021.  As of December 31, 2021, each of our non-employee directors held stock options to purchase the following number of shares of our common stock: Dr. Crean, options to purchase 102,367 shares; Mr. Satz, options to purchase 75,855 shares; Dr. Kisner, options to purchase 52,500 shares; Mr. Jackson, options to purchase 40,000 shares; Ms. Fuhrmann, options to purchase 30,000 shares; and Dr. Windham-Bannister, options to purchase 30,000 shares.  Dr. Chang and Mr. Zhang have no options to purchase shares.

(3)	Ms. Fuhrmann was not appointed to our Board until March 25, 2021.
(4)	Dr. Windham-Bannister was not appointed to our Board until March 10, 2021.
(5)	Dr. Chang resigned from our Board on March 24, 2021.
(6)	Mr. Zhang resigned from our Board on March 10, 2021.

Vote Required; Recommendation of the Board of Directors

If a quorum is present and voting at the Annual Meeting, the three nominees receiving the highest number of votes will be elected to our Board of Directors as Class III directors. Votes withheld from any nominee, abstentions and broker non-votes will be counted only for purposes of determining a quorum. Broker non-votes will have no effect on this proposal as brokers or other nominees are not entitled to vote on such proposals in the absence of voting instructions from the beneficial owner.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE ELECTION OF STEVEN J. MENTO, PH.D., DAVID H. CREAN, PH.D. AND BRIAN M. SATZ.  PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY OTHERWISE.

PROPOSAL 2:

APPROVAL OF AN AMENDMENT TO THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF THE COMPANY EFFECTING THE REVERSE STOCK SPLIT

Background and Proposed Amendment

The Company is seeking an amendment to the Company’s amended and restated certificate of incorporation to effect a reverse stock split of the Company’s common stock, within a range, as determined by the Company’s board of directors, of one new share for every five (5) to twenty (20) (or any number in between) shares outstanding (the “Reverse Stock Split”), the implementation and timing of which shall be subject to the discretion of the Company’s board of directors (the “Reverse Stock Split Proposal”).

The Reverse Stock Split will not change the number of authorized shares of common stock or Preferred Stock or the relative voting power of such holders of our outstanding common stock and Preferred Stock. The number of authorized but unissued shares of our common stock will materially increase and will be available for reissuance by the Company. The Reverse Stock Split, if effected, would affect all of our shareholders uniformly.

The Board unanimously approved, and recommended seeking shareholder approval of the Reverse Stock Split, on February 17, 2022. If this Reverse Stock Split is approved by the shareholders, the Board will have the authority, in its sole discretion, without further action by the shareholders, to effect the Reverse Stock Split. The Board’s decision as to whether and when to effect the Reverse Stock Split, if approved by the shareholders, will be based on a number of factors, including prevailing market conditions, existing and expected trading prices for our common stock, actual or forecasted results of operations, and the likely effect of such results on the market price of our common stock.

A reverse stock split will also affect our outstanding stock options, restricted stock units and shares of common stock issued under our stock plans, as well as our outstanding warrants. Under these plans and securities, the number of shares of common stock deliverable upon exercise or grant must be appropriately adjusted and appropriate adjustments must be made to the purchase price per share to reflect the Reverse Stock Split.

The Reverse Stock Split is not being proposed in response to any effort of which we are aware to accumulate our shares of common stock or obtain control of the Company, nor is it a plan by management to recommend a series of similar actions to the Board or our shareholders.

Reasons for the Reverse Stock Split

The Board believes that effecting the Reverse Stock Split would increase the price of our common stock which would, among other things, help us to:

•	Meet certain listing requirements of the Nasdaq Capital Market;
•	Appeal to a broader range of investors to generate greater interest in the Company; and
•	Improve perception of our common stock as an investment security.

Meet Nasdaq Listing Requirements

Our common stock is listed on the Nasdaq Capital Market under the symbol HSTO.  On August 18, 2021, we received a letter from the Listing Qualifications Department of the Nasdaq Stock Market, or Nasdaq, indicating that, based upon the closing bid price of our common stock for the 30 consecutive business day period between July 7, 2021, through August 17, 2021, we did not meet the minimum bid price of $1.00 per share required for continued listing on The Nasdaq Capital Market pursuant to Nasdaq Listing Rule 5550(a)(2), or the Bid Price Rule (the “Minimum Bid Price Requirement”). The letter also indicated that we will be provided with a compliance period of 180 calendar days, or until February 14, 2022, or the Compliance Period, in which to regain compliance pursuant to Nasdaq Listing Rule 5810(c)(3)(A). As of February 14, 2022, the Company had not regained compliance with the minimum bid price requirement. However, the Company was granted an additional 180 calendar day period, or until August 15, 2022, to regain compliance, or the Second Compliance Period, based upon the Company’s written notice provided to Nasdaq of its intention to cure the deficiency during the Second Compliance Period, by effecting a reverse stock split. Although we believe that implementing the Reverse Stock Split is likely to lead to compliance with the Rule 5550(a)(2), there can be no assurance that the closing share price after implementation of the Reverse Stock Split will succeed in restoring such compliance.

Our Board determined that the continued listing of our common stock on The Nasdaq Capital Market is beneficial for our stockholders. The delisting of our common stock from Nasdaq would likely have very serious consequences for the Company and our stockholders. If our common stock is delisted from The Nasdaq Capital Market, our board of directors believes that the trading market for our common stock could become significantly less liquid, which could reduce the trading price of our common stock and increase the transaction costs of trading in shares of our common stock.

The principal purpose of the Reverse Stock Split Proposal is to decrease the total number of shares of common stock outstanding and proportionately increase the market price of the common stock in order to meet the continuing listing requirements of The Nasdaq Capital Market. Accordingly, our board of directors approved the Reverse Stock Split Proposal in order to help ensure that the share price of our common stock meets the continued listing requirements of The Nasdaq Capital Market. Our Board intends to effect the Reverse Stock Split Proposal only if it believes that a decrease in the number of shares outstanding is in the best interests of the Company and our stockholders and is likely to improve the trading price of our common stock and improve the likelihood that we will be allowed to maintain our continued listing on The Nasdaq Capital Market. Our Board may determine to effect the Reverse Stock Split Proposal even if the trading price of our common stock is at or above $1.00 per share. We believe that approval of a number of alternative ratios of the reverse stock split as opposed to one specific ratio of the reverse stock split provides the Board with the flexibility to achieve the purposes of the Reverse Stock Split Proposal.

In addition to establishing a mechanism for the price of our common stock to meet the Minimum Bid Price Requirement, we also believe that the Reverse Stock Split Proposal will make our common stock more attractive to a broader range of institutional and other investors. It is our understanding that the current market price of our common stock may affect its acceptability to certain institutional investors, professional investors and other members of the investing public. It is also our understanding that many brokerage houses and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. In addition, some of those policies and practices may function to make the processing of trades in low-priced stocks economically unattractive to brokers. Moreover, because brokers’ commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, the current average price per share of our common stock can result in individual stockholders paying transaction costs representing a higher percentage of their total share value than would be the case if the share price were substantially higher. However, some investors may view the reverse stock split negatively because it reduces the number of shares of common stock available in the public market.

Reducing the number of outstanding shares of our common stock through the reverse stock split is intended, absent other factors, to increase the per share market price of our common stock. However, other factors, such as our financial results, market conditions and the market perception of our business may adversely affect the market price of our common stock. As a result, there can be no assurance that the reverse stock split, if completed, will result in the intended benefits described above, that the market price of our common stock will increase following the reverse stock split, that the market price of our common stock will not decrease in the future, or that our common stock will achieve a high enough price per share to permit its continued listing by Nasdaq.

Board Discretion to Implement the Reverse Stock Split

Approval of this proposal authorizes the Board to select a one new share for every five (5) to twenty (20) range of reverse stock split ratios. The Board expects to implement the reverse stock split only where the reverse stock split would be in the best interests of the Company and its stockholders.

Following stockholder approval, no further action on the part of stockholders will be required to either implement or abandon the reverse stock split. If the Reverse Stock Split Proposal is approved by stockholders and the Board determines to implement the reverse stock split, we would communicate to the public, prior to the effective date of the reverse stock split, additional details regarding the reverse stock split (including the final reverse stock split ratio, as determined by the Board and the proportionate decrease in the number of authorized shares of common stock and preferred stock). The Board reserves its right to elect not to proceed with the reverse stock split if it determines, in its sole discretion, that the Reverse Stock Split Proposal is no longer in the best interests of the Company or its stockholders.

Impact of Preferred Stock on Reverse Stock Split

In order to assist with procuring the vote necessary to effect the Reverse Stock Split, on March 25, 2022, we closed a private placement offering for (i) 2,500 shares of Series A Preferred Stock and (ii) 2,500 shares of Series B Preferred Stock, in each case, at an offering price of $952.38 per share, representing a 5% original issue discount to the stated value of $1,000 per share of Preferred Stock, for gross proceeds from the offerings of approximately $4.75 million, before the deduction of the placement agent’s fee and other offering expenses. The shares of Series A Preferred Stock will have a stated value of $1,000 per share and will be convertible, at a conversion price of $1.00 per share, into 2,500,000 shares of common stock (subject in certain circumstances to adjustments). The shares of Series B Preferred Stock will have a stated value of $1,000 per share and will be convertible, at a conversion price of $1.00 per share, into 2,500,000 shares of common stock (subject in certain circumstances to adjustments). Pursuant to the Purchase Agreement, the Company has filed two certificates of designation (the “Certificates of Designation”) with the Secretary of the State of Delaware designating the rights, preferences, and limitations of the shares of Preferred Stock. The Certificates of Designation provide, in particular, that the Preferred Stock will have no voting rights, other than the right to vote as a class on certain specified matters, except that (i) each share of Series A Preferred Stock will have the right to cast 3,776 votes per share of Series A Preferred Stock, which is determined by dividing $1,000, the stated value of one share of Series A Preferred Stock, by $0.2648, the NASDAQ Minimum Price, on the Reverse Stock Split (together with the Company’s Common Stock and the Series B Preferred Stock as a single class), and (ii) each share of Series B Preferred Stock will have the right to cast 30,000 votes per share of Series B Preferred Stock on the Reverse Stock Split; provided, that such votes of Series B Preferred Stock will, when cast, automatically be voted in a manner that “mirrors” the proportions on which the shares of Common Stock (excluding any shares of Common Stock that are not voted) and Series A Preferred Stock are voted on the Reverse Stock Split. The shares of Preferred Stock are outstanding as of the Record Date for this Annual Meeting and the holders of the Preferred Stock are required to vote their shares of Preferred Stock with respect to the Reverse Stock Split Proposal at the Annual Meeting.

Appeal to a Broader Range of Investors to Generate Greater Investor Interest in the Company

An increase in our stock price may make our common stock more attractive to investors. Brokerage firms may be reluctant to recommend lower-priced securities to their clients lower-priced securities. Many institutional investors have policies prohibiting them from holding lower-priced stocks in their portfolios, which reduces the number of potential purchasers of our common stock. Investment funds may also be reluctant to invest in lower-priced stocks. Investors may also be dissuaded from purchasing lower-priced stocks because the brokerage commissions, as a percentage of the total transaction, tend to be higher for such stocks. Moreover, the analysts at many brokerage firms do not monitor the trading activity or otherwise provide coverage of lower-priced stocks. Giving the Board the ability to effect the Reverse Stock Split, and thereby increase the price of our common stock, would give the Board the ability to address these issues if it is deemed necessary.

Improve the Perception of Our Common Stock as an Investment Security

The Board believes that effecting the Reverse Stock Split is one potential means of increasing the share price of our common stock to improve the perception of our common stock as a viable investment security. Lower-priced stocks have a perception in the investment community as being risky and speculative, which may negatively impact not only the price of our common stock, but also our market liquidity.

Certain Risks Associated with the Reverse Stock Split

Reducing the number of outstanding shares of our common stock through the reverse stock split is intended, absent other factors, to increase the per share market price of our common stock. However, other factors, such as our financial results, market conditions and the market perception of our business and industry may adversely affect the market price of our common stock. As a result, there can be no assurance that the reverse stock split, if completed, will result in the intended benefits described above, that the market price of our common stock will increase following the reverse stock split or that the market price of our common stock will not decrease in the future. Additionally, we cannot assure you that the market price per share of our common stock after a reverse stock split will increase in proportion to the reduction in the number of shares of our common stock outstanding before the reverse stock split. Accordingly, the total market capitalization of our common stock after the reverse stock split may be lower than the total market capitalization before the reverse stock split.

Even if a reverse stock split is effected, some or all of the expected benefits discussed above may not be realized or maintained. The market price of our common stock will continue to be based, in part, on our performance and other factors unrelated to the number of shares outstanding. The Reverse Stock Split will reduce the number of outstanding shares of our common stock without reducing the number of shares of available but unissued common stock, which will also have the effect of increasing the number of shares of common stock available for issuance. The issuance of additional shares of our common stock may have a dilutive effect on the ownership of existing shareholders. The current economic environment in which we operate, along with otherwise volatile equity market conditions, could limit our ability to raise new equity capital in the future

Effects of the Reverse Stock Split

If our shareholders approve the proposed Reverse Stock Split and the Board elects to effect the Reverse Stock Split, our issued and outstanding shares of common stock, for example, would decrease at a rate of approximately one (1) share of common stock for every ten (10) shares of common stock currently outstanding in a one-for-ten split. If approved, the Board has the discretion to select a ratio for the Reverse Stock Split between one-for-five and one-for-twenty shares. The Reverse Stock Split would be effected simultaneously for all of our common stock, and the exchange ratio would be the same for all shares of common stock. The Reverse Stock Split would affect all of our shareholders uniformly and would not affect any shareholders’ percentage ownership interests in the Company, except to the extent that it results in a shareholder receiving cash in lieu of fractional shares. The Reverse Stock Split would not affect the relative voting or other rights that accompany the shares of our common stock, except to the extent that it results in a shareholder receiving cash in lieu of fractional shares. Common stock issued pursuant to the Reverse Stock Split would remain fully paid and non-assessable. The Reverse Stock Split would not affect our securities law reporting and disclosure obligations, and we would continue to be subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended. We have no current plans to take the Company private. Accordingly, the Reverse Stock Split is not related to a strategy to do so.

In addition to the change in the number of shares of common stock outstanding, the Reverse Stock Split would have the following effects:

Increase the Per Share Price of our Common Stock

By effectively condensing a number of pre-split shares into one share of common stock, the per share price of a post-split share is generally greater than the per share price of a pre-split share. The amount of the initial increase in per share price and the duration of such increase, however, is uncertain. The Board may utilize the Reverse Stock Split as part of its plan to maintain the required minimum per share price of the common stock under the Nasdaq listing standards.

Increase in the Number of Shares of Common Stock Available for Future Issuance

By reducing the number of shares outstanding without reducing the number of shares of available but unissued common stock, the Reverse Stock Split will increase the number of authorized but unissued shares. The Board believes the increase is appropriate for use to fund the future operations of the Company. Although the Company does not have any pending acquisitions for which shares are expected to be used, the Company may also use authorized shares in connection with the financing of future acquisitions.

The following table contains approximate information relating to our common stock, based on share information as of April 14, 2022:

	Current	After the Reverse Stock Split if the Minimum 5-1 Ratio is Selected	After the Reverse Stock Split if the Maximum 20-1 Ratio is Selected
Authorized common stock	200,000,000	200,000,000	200,000,000
Common stock issued and outstanding (including common stock issuable upon conversion of the Preferred Stock)	54,950,212	10,990,042	2,747,510
Warrants to purchase common stock outstanding	24,076,140	4,815,228	1,203,807
Common stock issuable upon exercise of outstanding stock options, and settlement of restricted stock units	3,347,811	669,561	167,390
Common stock reserved for issuance for future grants under Stock Plans	1,968,422	393,684	98,421
Common stock authorized but unissued and unreserved/allocated	145,049,788	29,009,957	7,252,489
Authorized Preferred Stock	10,000,000	10,000,000	10,000,000
Preferred Stock Issued and Outstanding	5,000	5,000	5,000
Common stock underlying outstanding Preferred Stock	5,000,000	1,000,000	250,000

Although the Reverse Stock Split would not have any dilutive effect on our shareholders, the Reverse Stock Split without a reduction in the number of shares authorized for issuance would reduce the proportion of shares owned by our shareholders relative to the number of shares authorized for issuance, giving the Board an effective increase in the authorized shares available for issuance, in its discretion. The Board from time to time may deem it to be in the best interests of the Company to enter into transactions and other ventures that may include the issuance of shares of our common stock. If the Board authorizes the issuance of additional shares subsequent to the Reverse Stock Split, the dilution to the ownership interest of our existing shareholders may be greater than would occur had the Reverse Stock Split not been effected.

Require Adjustment to Currently Outstanding Securities Exercisable or Convertible into Shares of our Common Stock

The Reverse Stock Split would effect a reduction in the number of shares of common stock issuable upon the exercise or conversion of our outstanding stock options, settlement of restricted stock units and exercise of our outstanding warrants in proportion to the reverse stock split ratio. The exercise price of outstanding options and warrants would increase, likewise in proportion to the reverse stock split ratio.

Require Adjustment to the Number of Shares of Common Stock Available for Future Issuance Under our Equity Plans

In connection with any reverse stock split, the Board would also make a corresponding reduction in the number of shares available for future issuance under our equity plans, so as to avoid the effect of increasing the number of authorized but unissued shares available for future issuance under such plans.

In addition, the Reverse Stock Split may result in some shareholders owning “odd lots” of less than one hundred (100) shares of common stock, which may be more difficult to sell and may cause those holders to incur greater brokerage commissions and other costs upon sale.

Procedure for Effecting Reverse Stock Split

If the Company’s stockholders approve the amendment to the amended and restated certificate of incorporation of the Company effecting the Reverse Stock Split, and if the Company’s board of directors still believes that a reverse stock split is in the best interests of the Company and its stockholders, the board of directors will determine the Reverse Stock Split ratio and the Company will file the amendment to the amended and restated certificate of incorporation with the Secretary of State of the State of Delaware at such time as the Company’s board of directors has determined to be the appropriate split effective time. The Company’s board of directors may delay effecting the reverse stock split without resoliciting stockholder approval. Beginning at the split effective time, each certificate representing pre-split shares will be deemed for all corporate purposes to evidence ownership of post-split shares.

As soon as practicable after the split effective time, the Company’s stockholders will be notified that the Reverse Stock Split has been effected. The Company expects that the Company’s transfer agent will act as exchange agent for purposes of implementing the exchange. No new certificates will be issued to a stockholder until such stockholder has surrendered properly completed and executed letter of transmittal to the exchange agent. Any pre-split shares submitted for transfer, whether pursuant to a sale or other disposition, or otherwise, will automatically be exchanged for post-split shares.

Effect on Beneficial Holders (i.e., Shareholders Who Hold in “Street Name”)

If the proposed Reverse Stock Split is approved and effected, we intend to treat common stock held by shareholders in “street name,” through a bank, broker, or other nominee, in the same manner as shareholders whose shares are registered in their own names. Banks, brokers or other nominees will be instructed to effect the Reverse Stock Split for their customers holding common stock in “street name.” However, these banks, brokers or other nominees may have different procedures than registered shareholders for processing the Reverse Stock Split. If you hold shares of common stock with a bank, broker or other nominee and have any questions in this regard, you are encouraged to contact your bank, broker, or other nominee.

Fractional Shares

No fractional shares will be issued in connection with the Reverse Stock Split. Shareholders of record who otherwise would be entitled to receive fractional shares will be entitled to an amount in cash (without interest or deduction) in an amount equal to the product of (x) the fractional share of common stock to which such stockholder would otherwise be entitled, as determined by the Board, multiplied by (y) the closing price of the Company’s common stock as reported on the Nasdaq Capital Market on the date of the filing of the Certificate of Amendment to implement the Reverse Stock Split with the Secretary of State of the State of Delaware multiplied by (z) the number of shares of common stock being combined into one share of common stock in the Reverse Stock Split. Except for the right to receive the cash payment in lieu of fractional shares, shareholders will not have any voting, dividend, or other rights with respect to the fractional shares they would otherwise be entitled to receive.

Shareholders should be aware that, under the escheat laws of the various jurisdictions where shareholders may reside, where we are domiciled, and where the funds will be deposited, sums due for fractional interests that are not timely claimed after the effective date of the Reverse Stock Split may be required to be paid to the designated agent for each such jurisdiction, unless correspondence has been received by us or the exchange agent concerning ownership of such funds within the time permitted in such jurisdiction. Thereafter, shareholders otherwise entitled to receive such funds will have to seek to obtain them directly from the state to which they were paid.

Accounting Matters

The par value of our common stock would remain unchanged at $0.0001 per share, if the Reverse Stock Split is effected.  The Company’s shareholders’ equity in its consolidated balance sheet would not change in total. However, the Company’s stated capital (i.e., $0.0001 par value times the number of shares issued and outstanding), would be proportionately reduced based on the reduction in shares of common stock outstanding. Additional paid in capital would be increased by an equal amount, which would result in no overall change to the balance of shareholders’ equity. Additionally, net income or loss per share for all periods would increase proportionately as a result of the Reverse Stock Split since there would be a lower number of shares outstanding. We do not anticipate that any other material accounting consequences would arise as a result of the Reverse Stock Split.

Potential Anti-Takeover Effect

Even though the proposed Reverse Stock Split would result in an increased proportion of unissued authorized shares to issued shares, which could, under certain circumstances, have an anti-takeover effect (for example, by permitting issuances that would dilute the stock ownership of a person seeking to effect a change in the composition of the Board or contemplating a tender offer or other transaction for the combination of us with another company), the Reverse Stock Split is not being proposed in response to any effort of which we are aware to accumulate shares of our common stock or obtain control of us, nor is it part of a plan by management to recommend a series of similar amendments to the Board and our shareholders.

No Appraisal Rights

Our shareholders are not entitled to appraisal rights with respect to the Reverse Stock Split, and we will not independently provide shareholders with any such right.

Federal Income Tax Consequences of a Reverse Stock Split

The following discussion is a summary of certain U.S. federal income tax consequences of the reverse stock split to the Company and to shareholders that hold shares of common stock as capital assets for U.S. federal income tax purposes. This discussion is based upon provisions of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), the Treasury regulations promulgated under the Code, and U.S. administrative rulings and court decisions, all as in effect on the date hereof and all of which are subject to change, possibly with retroactive effect, and differing interpretations. Changes in these authorities may cause the U.S. federal income tax consequences of the reverse stock split to vary substantially from the consequences summarized below.

This summary does not address all aspects of U.S. federal income taxation that may be relevant to shareholders in light of their particular circumstances or to shareholders who may be subject to special tax treatment under the Code, including, without limitation, dealers in securities, commodities or foreign currency, persons who are treated as non−U.S. persons for U.S. federal income tax purposes, certain former citizens or long−term residents of the United States, insurance companies, tax−exempt organizations, banks, financial institutions, small business investment companies, regulated investment companies, real estate investment trusts, retirement plans, persons that are partnerships or other pass−through entities for U.S. federal income tax purposes, persons whose functional currency is not the U.S. dollar, traders that mark−to−market their securities, persons subject to the alternative minimum tax, persons who hold their shares of common stock as part of a hedge, straddle, conversion or other risk reduction transaction, or who acquired their shares of common stock pursuant to the exercise of compensatory stock options, the vesting of previously restricted shares of stock or otherwise as compensation. If a partnership or other entity classified as a partnership for U.S. federal income tax purposes holds shares of common stock, the tax treatment of a partner thereof will generally depend upon the status of the partner and upon the activities of the partnership. If you are a partner in a partnership holding shares of the Company’s common stock, you should consult your tax advisor regarding the tax consequences of the Reverse Stock Split.

The Company has not sought and will not seek an opinion of counsel or a ruling from the Internal Revenue Service (the “IRS”), regarding the federal income tax consequences of the Reverse Stock Split. The state and local tax consequences of the Reverse Stock Split may vary as to each shareholder, depending on the jurisdiction in which such shareholder resides. This discussion should not be considered as tax or investment advice, and the tax consequences of the reverse stock split may not be the same for all shareholders. Shareholders should consult their own tax advisors to know their individual federal, state, local and foreign tax consequences.

Tax Consequences to the Company

We believe that the Reverse Stock Split will constitute a reorganization under Section 368(a)(1)(E) of the Code. Accordingly, we should not recognize taxable income, gain or loss in connection with the Reverse Stock Split. In addition, we do not expect the Reverse Stock Split to affect our ability to utilize our net operating loss carryforwards.

Tax Consequences to Shareholders

Shareholders should not recognize any gain or loss for U.S. federal income tax purposes as a result of the Reverse Stock Split, except to the extent of any cash received in lieu of a fractional share of common stock (which fractional share will be treated as received and then exchanged for cash). Each shareholder’s aggregate tax basis in the common stock received in the Reverse Stock Split, including any fractional share treated as received and then exchanged for cash, should equal the shareholder’s aggregate tax basis in the common stock exchanged in the Reverse Stock Split. In addition, each shareholder’s holding period for the common stock it receives in the Reverse Stock Split should include the shareholder’s holding period for the common stock exchanged in the Reverse Stock Split.

In general, a shareholder who receives cash in lieu of a fractional share of common stock pursuant to the Reverse Stock Split should be treated for U.S. federal income tax purposes as having received a fractional share pursuant to the Reverse Stock Split and then as having received cash in exchange for the fractional share and should generally recognize capital gain or loss equal to the difference between the amount of cash received and the shareholder’s tax basis allocable to the fractional share. Any capital gain or loss will generally be long term capital gain or loss if the shareholder’s holding period in the fractional share is greater than one year as of the effective date of the Reverse Stock Split. Special rules may apply to cause all or a portion of the cash received in lieu of a fractional share to be treated as dividend income with respect to certain shareholders who own more than a minimal amount of common stock (generally more than 1%) or who exercise some control over the affairs of the Company. Shareholders should consult their own tax advisors regarding the tax effects to them of receiving cash in lieu of fractional shares based on their particular circumstances.

Interests of Directors and Executive Officers

Our directors and executive officers have no substantial interests, directly or indirectly, in the matters set forth herein regarding the proposed Reverse Stock Split, except to the extent of their ownership of shares of our common stock.

Reservation of Right to Abandon Reverse Stock Split

We reserve the right to abandon the Reverse Stock Split without further action by our shareholders at any time before the effectiveness of the filing with the Secretary of the State of Delaware of the amendment to our amended and restated certificate of incorporation, even if the authority to effect the Reverse Stock Split has been approved by our shareholders at the Annual Meeting. By voting in favor of the Reverse Stock Split, you are expressly also authorizing the Board to delay, not to proceed with, and abandon, the Reverse Stock Split if it should so decide, in its sole discretion, that such action is in the best interests of the Company.

Vote Required; Recommendation of the Board of Directors

The affirmative vote of a majority of the combined voting power of the outstanding shares of common stock and Preferred Stock, voting together as a single class, present or represented by proxy and entitled to vote on the proposal outstanding on the record date for the Annual Meeting is required to approve the amendment to the amended and restated certificate of incorporation of the Company effecting the Reverse Stock Split.

OUR BOARD OF DIRECTORS RECOMMENDS THAT THE COMPANY’S STOCKHOLDERS VOTE “FOR” PROPOSAL NO. 2 TO APPROVE AN AMENDMENT TO THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF THE COMPANY TO EFFECT THE REVERSE STOCK SPLIT.

PROPOSAL 3:

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected Mayer Hoffman McCann P.C., or MHM, as the Company’s independent registered public accounting firm for the year ending December 31, 2022 and has further directed that management submit the selection of the independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. MHM has served as the Company’s auditor since May 2020, following the Merger, and has audited the Company’s financial  statements for the years ended December 31, 2020 and 2021.  MHM previously served as Private Histogen’s auditors pre-Merger. Representatives of MHM are expected to be present virtually at the Annual Meeting, will have an opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.  Substantially all of MHM’s personnel, who work under the control of MHM shareholders, are employees of wholly-owned subsidiaries of CBIZ, Inc., which provides personnel and various services to MHM in an alternative practice structure.

Stockholder ratification of the selection of MHM as the Company’s independent registered public accounting firm is not required by Delaware law, the Company’s amended and restated certificate of incorporation, or the Company’s amended and restated bylaws. However, the Audit Committee is submitting the selection of MHM to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of the Company and its stockholders.

During the Company’s fiscal years ended December 31, 2018 and 2019, and the subsequent interim period through May 29, 2020, neither the Company nor anyone acting on its behalf has consulted with MHM regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided to the Company that MHM concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue, (ii) any matter that was the subject of a disagreement within the meaning of Item 304(a)(1)(iv) of Regulation S-K, or (iii) any reportable event within the meaning of Item 304(a)(1)(v) of Regulation S-K.

Independent Registered Public Accountants’ Fees

The following table is a summary of fees billed to the Company by MHM for professional services rendered for the fiscal years ended December 31, 2021 and 2020, respectively.

	MHM 2021	MHM 2020
Audit Fees(1)	$219,713	$285,845
Audit Related Fees	$—	$—
Tax Fees	—	—
All Other Fees	—	—
Total	$219,713	$285,845

(1)

Audit fees consist of estimated fees for professional services rendered for the audit of our annual financial statements included in our Form 10-K filing and review of financial statements included in our quarterly Form 10-Q filings, reviews of registration statements and issuances of consents, comfort letters and services that are normally provided in connection with statutory and regulatory filings or engagements and due diligence related to mergers and acquisitions, accounting consultations and audits in connection with acquisitions.

Pre-Approval Policies and Procedures

Our Audit Committee has established a policy that all audit and permissible non-audit services provided by our independent registered public accounting firm will be pre-approved by the Audit Committee, and all such services were pre-approved in accordance with this policy during the fiscal years ended December 31, 2021 and 2020. These services may include audit services, audit-related services, tax services and other services. The Audit Committee considers whether the provision of each non-audit service is compatible with maintaining the independence of our auditors. Pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. Our independent registered public accounting firm and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date.

Vote Required; Recommendation of the Board of Directors

The affirmative vote of a majority of the voting power of the votes cast affirmatively or negatively on the proposal will be required to ratify the selection of MHM. Abstentions will not be counted toward the tabulation of votes cast on this proposal and will have no effect on the proposal. The approval of Proposal 2 is a routine proposal on which a broker or other nominee has discretionary authority to vote. Accordingly, no broker non-votes will likely result from this proposal.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE TO RATIFY THE SELECTION OF Mayer Hoffman McCann P.C. AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2022. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY OTHERWISE.

PROPOSAL 4:

APPROVAL OF THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS

Under the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act, our stockholders are entitled to vote at the Annual Meeting to provide advisory approval of the compensation of our named executive officers as disclosed in this proxy statement pursuant to the compensation disclosure rules of the SEC. Pursuant to the Dodd-Frank Act, the stockholder vote on executive compensation is an advisory vote only, and it is not binding on us or our Board of Directors. At our 2019 annual meeting of stockholders, our Board recommended, and our stockholders approved, holding an advisory vote on the compensation of our named executive officers every year: we believe an annual vote allows for a meaningful evaluation period of performance against our compensation practices.

Although the vote is non-binding, our Compensation Committee and Board of Directors value the opinions of the stockholders and will consider the outcome of the vote when making future compensation decisions. As described more fully in the Executive Compensation and Other Information section of this proxy statement, our executive compensation program is designed to attract, retain, and motivate individuals with superior ability, experience, and leadership capability to deliver on our annual and long-term business objectives necessary to create stockholder value. We urge stockholders to read the Executive Compensation and Other Information section of this proxy statement, which describes in detail how our executive compensation policies and procedures operate and are intended to operate in the future. The Compensation Committee and the Board of Directors believe that our executive compensation program fulfills these goals and is reasonable, competitive, and aligned with our performance and the performance of our executives.

We are asking our stockholders to indicate their support for our named executive officer compensation as described in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our named executive officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement. Accordingly, we ask that our stockholders vote “FOR” the following resolution:

“RESOLVED, that Histogen Inc.’s stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in Histogen Inc.’s Proxy Statement for the 2022 Annual Meeting.”

Vote Required; Recommendation of the Board of Directors

The affirmative vote of a majority of the voting power of the votes cast affirmatively or negatively on the proposal will be required to approve the advisory vote regarding the compensation of the named executive officers. Abstentions will not be counted toward the tabulation of votes cast on this proposal and will have no effect on the proposal. Broker non-votes will have no effect on this proposal as brokers or other nominees are not entitled to vote on such proposal in the absence of voting instructions from the beneficial owner.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT PURSUANT TO THE COMPENSATION DISCLOSURE RULES OF THE SEC.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information relating to the beneficial ownership of our common stock as of April 14, 2022, by:

•

each person, or group of affiliated persons, known by us to beneficially own more than 5% of our outstanding shares of common stock (including shares of common stock issuable upon conversion of our Preferred Stock);

•	each of our directors;
•	each of our named executive officers; and
•	all directors and executive officers as a group.

The number of shares beneficially owned by each entity, person, director or executive officer is determined in accordance with the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares over which the individual has sole or shared voting power or investment power as well as any shares that the individual has the right to acquire within 60 days of April 14, 2022 through the exercise of any stock option, warrants or other rights. Except as otherwise indicated, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock held by that person.

The percentage of shares beneficially owned is computed on the basis of 54,950,212 shares of our common stock outstanding as of April 14, 2022, which includes 5,000,000 shares of common stock issuable upon conversion of our Preferred Stock. Shares of our common stock that a person has the right to acquire within 60 days of April 14, 2022 are deemed outstanding for purposes of computing the percentage ownership of the person holding such rights, but are not deemed outstanding for purposes of computing the percentage ownership of any other person, except with respect to the percentage ownership of all directors and executive officers as a group. Unless otherwise indicated below, the address for each beneficial owner listed is c/o Histogen Inc., 10655 Sorrento Valley Road, Suite 200, San Diego, CA 92121.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned (1)
5% Stockholders
Intracoastal Capital, LLC (2)	5,282,710	9.13%
Armistice Capital Master Fund Ltd. (3)	4,941,178	8.99%
Directors and Executive Officers (4)
Jonathan Jackson (5)	2,396,597	4.36%
Steven J. Mento, Ph.D. (6)	157,866	*
Susan A. Knudson (7)	127,406	*
Martin Latterich (8)	107,477	*
David H. Crean, Ph.D. (7)	102,367	*
Brian Satz (9)	77,289	*
Daniel L. Kisner, M.D. (10)	53,446	*
Susan R. Windham-Bannister, Ph.D. (7)	10,000	*
Rochelle Fuhrmann (7)	10,000	*
Richard W. Pascoe	—	*
Moya Daniels	—	*
All current directors and executive officers as a group (9 persons) (11)	3,044,839	5.54%

*	Less than one percent.
(1)

Percentage ownership is calculated based on 54,950,212 shares of our common stock outstanding on April 14, 2022, which includes 5,000,000 shares of common stock issuable upon conversion of our Preferred Stock.

(2)

Represents shares of Common Stock beneficially owned by Intracoastal Capital, LLC (“Intracoastal”) on December 31, 2021, as indicated in the entity’s Schedule 13G/A filed with the SEC on February 11, 2022, which consisted of 2,352,942 shares of Common Stock and 2,929,768 shares of Common Stock issuable upon exercise of warrants held by Intracoastal. The foregoing excludes an additional 1,877,726 shares of Common Stock issuable upon exercise of warrants held by Intracoastal that contains a blocker provision under which the holder thereof does not have the right to exercise it to the extent (but only to the extent) that such exercise would result in beneficial ownership by the holder thereof, together with the holder’s affiliates, and any other persons acting as a group together with the holder or any of the holder’s affiliates, of more than 9.99% of the Common Stock. Without such blocker provisions, the entity would have been deemed to have beneficial ownership of 7,160,436 shares of Common Stock.  Mitchell P. Kopin (“Mr. Kopin”) and Daniel B. Asher (“Mr. Asher”), each of whom are managers of Intracoastal, have shared voting control and investment discretion over the securities reported herein that are held by Intracoastal. As a result, each of Mr. Kopin and Mr. Asher may be deemed to have beneficial ownership (as determined under Section 13(d) of the Exchange Act) of the securities reported herein that are held by Intracoastal. The business address of Intracoastal is 245 Palm Trail, Delray Beach, FL 33483.

(3)

Represents shares of Common Stock beneficially owned by Armistice Capital Master Fund Ltd. on December 31, 2021, as indicated in the entity’s Schedule 13G filed with the SEC on February 15, 2022.  The shares are directly held by Armistice Capital Master Fund Ltd., a Cayman Islands exempted company (the “Master Fund”), and may be deemed to be indirectly beneficially owned by: (i) Armistice Capital, LLC (“Armistice Capital”), as the investment manager of the Master Fund; and (ii) Steven Boyd, as the Managing Member of Armistice Capital. The number of shares excludes 8,955,984 shares of common stock issuable upon the exercise of certain warrants, all of which are subject to beneficial ownership limitations of 4.99% that prohibit the Master Fund from exercising any portion of a warrant if such exercise would result in the Master Fund owning a percentage of our outstanding common stock exceeding the 4.99% ownership limitation after giving effect to the issuance of common stock in connection with the Master Fund’s exercise of any portion of a warrant. Armistice Capital and Steven Boyd disclaim beneficial ownership of the securities except to the extent of their respective pecuniary interests therein. The business address of the Master Fund is c/o Armistice Capital, LLC, 510 Madison Ave, 7th Floor, New York, NY 10022.

(4)	Unless otherwise indicated, the address for each of our executive officers and directors is c/o 10655 Sorrento Valley Road, Ste 200, San Diego, California, 92121.
(5)

Mr. Jackson is Chairman of Lordship Ventures and has beneficial ownership over our securities owned by Lordship. Consists of shares of common stock and 40,000 shares issuable upon exercise of stock options exercisable within 60 days of April 14, 2022.

(6)	Consists of 78,410 shares of common stock and 79,456 shares issuable upon exercise of stock options exercisable within 60 days of April 14, 2022.
(7)	Consists of shares issuable upon exercise of stock options exercisable within 60 days of April 14, 2022.
(8)	Consists of 14,342 shares of common stock and 95,526 shares issuable upon exercise of stock options exercisable within 60 days of April 14, 2022.
(9)	Consists of 1,434 shares of common stock and 75,855 shares issuable upon exercise of stock options exercisable within 60 days of April 14, 2022.
(10)	Consists of 946 shares of common stock and 52,500 shares issuable upon exercise of stock options exercisable within 60 days of April 14, 2022.
(11)	Consists of 593,110 shares issuable upon exercise of stock options exercisable within 60 days of April 14, 2022.

For a description of the number of shares subject to outstanding awards and shares remaining available for issuance under our equity compensation plans, in each case as of December 31, 2021, please see “Equity Compensation Plan Information” below.

EXECUTIVE OFFICERS

Our Executive Officers

The following table sets forth information regarding our executive officers as of April 21, 2022:

Name	Age	Position(s)
Steven J. Mento, Ph.D.	70	Executive Chairman and Interim President and Chief Executive Officer
Susan A. Knudson	58	Executive Vice President, Chief Financial Officer and Corporate Secretary
Martin Latterich, Ph.D.	55	Senior Vice President, Research

The biography of Steven J. Mento, Ph.D. can be found under “Information Regarding Directors.”

Susan A. Knudson has served as our Executive Vice President and Chief Financial Officer since May 2020. Previously, Ms. Knudson served as Senior Vice President, Chief Financial Officer at Pfenex Inc., a biopharmaceutical company, from February 2018 until November 2019. From 2009 to 2017, Ms. Knudson held various roles at Neothetics, Inc., a specialty pharmaceutical company, including Chief Financial Officer from 2014 to 2017 and Vice President of Finance and Administration from 2009 to 2014. Prior to joining Neothetics, Ms. Knudson served as Senior Director of Finance and Administration at Avera Pharmaceuticals, a pharmaceutical company, from May 2002 to January 2009. Prior to May 2002, Ms. Knudson served as Director of Finance and Administration at MD Edge, Inc., a medical communications company, from October 2000 to April 2002. Prior to joining MD Edge, Ms. Knudson served as Assistant Director of Accounting at Isis Pharmaceuticals, a pharmaceutical company, from April 2000 to October 2000. Ms. Knudson has also held senior positions at CombiChem, General Atomics and Deloitte & Touche. Ms. Knudson holds a B.A. in Accounting from the University of San Diego.

Martin Latterich, Ph.D. has served as our Senior Vice President of Research since February 2022.  Prior to that he served as our Senior Vice President of Technical Operations since August 2021 and Vice President of Technical Operations since the Merger in May 2020. Previously, Dr. Latterich served as the Vice President of Technical Operations at Private Histogen from October 2016 until the Merger in May 2020. Prior to joining Histogen, from June 2012 through December 2016, Dr. Latterich served as Chief Scientific Officer of the biotechnology firm ProterixBio (formerly BioScale), Inc.. He is author of 40 publications and one book and served as Editor-in-Chief of Proteome Science from 2002 to 2019. Dr. Latterich is a 1998 Pew Scholar and has held the prestigious Tier I Canada Research Chair at McGill University during his faculty appointment at the McGill School of Medicine.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

The following table sets forth the compensation paid by us during the years ended December 31, 2021 and 2020 to each person who served as our principal executive officer at any time during fiscal year 2021 and our two most highly compensated executive officers other than our principal executive officer of the Company who were serving as executive officers as of December 31, 2021 (collectively our “Named Executive Officers”).

Summary Compensation Table

The following table shows information regarding the compensation of the Named Executive Officers during the fiscal years ended December 31, 2021 and 2020.

Name and Position(s)	Year	Salary	Stock Awards (6)	Option Awards (7)	Non-Equity Incentive Plan Compensation (8)	All Other Compensation	Total
Steven J. Mento, Ph.D.	2021	$49,193	$75,370	$275,438	$—	$—	$400,001
Executive Chairman and Interim President & Chief Executive Officer (1)	2020	$294,822	$—	$—	$—	$986,774	$1,307,610
Richard W. Pascoe	2021	$443,624	$—	$335,620	$—	$—	$779,244
Former President, Chief Executive Officer & Director (2)	2020	$450,000	$—	$—	$90,000	$—	$540,000
Susan A. Knudson	2021	$385,246	$45,267	$108,640	$—	$—	$1,079,153
Executive Vice President, Chief Financial Officer & Corporate Secretary (3)	2020	$211,521	$—	$379,804	$33,133	$—	$624,458
Moya Daniels	2021	$245,900	$—	$97,000	$—	$305,639	$648,539
Former Executive Vice President and Head of Regulatory, Quality and Clinical Operations (4)
Martin Latterich, Ph.D.	2021	$340,156	$33,950	$87,300	$—	$—	$461,406
Senior Vice President of Technical Operations (5)

(1)

Dr. Mento joined the Company as an executive officer on November 8, 2021.  Dr. Mento was one of Conatus’ co-founders and served as Conatus’ President and Chief Executive Officer from July 2005 until the Merger.  He has served as a member of our Board since July 2005. Dr. Mento’s employment was terminated on May 26, 2021. Dr. Mento’s salary in 2020 includes $71,242 in accrued and unused vacation and personal time pay provided upon termination. Dr. Mento’s All Other Compensation in 2020 includes $870,429 in severance payments, $23,846 in cash pursuant to our non-employee director compensation policy and $21,256 for option grants, which represents the grant date fair value of stock options to purchase 20,000 shares granted in 2020, computed in accordance with FASB ASC Topic 718.

(2)

Mr. Pascoe stepped down from his position as President and Chief Executive Officer of the Company on November 8, 2021.  He had joined Private Histogen effective January 24, 2019 and subsequently, he was appointed our President, Chief Executive Officer and a member of our Board of Directors in connection with the Merger. For 2021, Mr. Pascoe’s salary amount includes $17,677 in accrued and unused vacation pay provided to Mr. Pascoe upon his termination of employment

(3)	Ms. Knudson joined the Company on May 27, 2020.
(4)

Ms. Daniels’ employment with the Company terminated in August 2021. For 2021, Ms. Daniels’ salary amount includes $9,511 in accrued and unused vacation pay provided to Ms. Daniels upon her termination of employment and her all-other compensation includes severance payments of $305,639 (including a $108,465 bonus payment portion of the severance payment). In accordance with SEC guidance, compensation information for Ms. Daniels for fiscal 2020 has not been included in this table because Ms. Daniels was not a named executive officer for fiscal year 2020.

(5)

In accordance with SEC guidance, compensation information for Dr. Latterich for fiscal 2020 has not been included in this table because Dr. Latterich was not a named executive officer for fiscal year 2020.

(6)

Represents the aggregate grant date fair value of the stock awards granted during the relevant fiscal year computed in accordance with FASB ASC Topic 718. The assumptions used in the valuation of these awards are consistent with the valuation methodologies specified in Note 2 to Histogen’s financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2021.

(7)

Represents the aggregate grant date fair value of the option awards granted during the relevant fiscal year computed in accordance with FASB Topic ASC 718. The assumptions used in the valuation of these awards are consistent with the valuation methodologies specified in the Company’s financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2021. These amounts do not correspond to the actual value that will be recognized by the Named Executive Officer with respect to such awards.

(8)	Represents the bonus paid to the Named Executive Officers in cash for performance during fiscal 2020 pursuant to our annual incentive program, which was paid during fiscal 2021.

Narrative Disclosure to Summary Compensation Table

Employment Agreements

We have entered into employment agreements with certain of our Named Executive Officers. These agreements set forth the individual’s base salary, annual incentive opportunities, equity compensation and other employee benefits, which are described in this Executive Compensation section. All employment agreements provided for “at-will” employment, meaning that either party could terminate the employment relationship at any time, although those agreements provided that those Named Executive Officers would be eligible for severance benefits in certain circumstances following a termination of employment without cause or resignation for good reason. Our Compensation Committee approved the severance benefits to mitigate certain risks associated with working in a biopharmaceutical company at our current stage of development and to help attract and retain qualified executives.

Executive Compensation Elements

The following describes the material terms of the elements of our executive compensation program during 2021.

Base Salaries

The annual base salaries or base compensation, as applicable, for our Named Executive Officers for 2021 changed from the base salaries in effect for 2020 as set forth in the Summary Compensation Table above, specifically for Ms. Knudson. On November 8, 2021, the Board approved an increased base salary for Ms. Knudson of $450,000, as compared to $355,00 in 2020.

Annual Cash Incentive

We may also provide executive officers with annual performance-based cash bonuses, in the Board’s sole discretion, which are specifically designed to reward executives for overall performance of the Company in a given year. The target annual cash bonus amounts relative to base salary vary depending on each executive’s accountability, scope of responsibilities and potential impact on the Company’s performance. The following executive officers were entitled to the following target performance-based cash bonuses: Mr. Pascoe, 50% of base salary; and Ms. Knudson, 40% of base salary.

The Compensation Committee considers our overall performance for the preceding fiscal year in deciding whether to award a bonus and, if one is to be awarded, the amount of the bonus. The Compensation Committee retains the ability to apply discretion in making adjustments to the final bonus payouts. No annual cash bonuses were paid with respect 2021.  The 2020 annual bonuses, which were paid in 2021, as applicable, for Mr. Pascoe and Ms. Knudson were $90,000 and $33,133, respectively, which represents 40% achievement of the 2020 corporate goals and objectives.The Compensation Committee considers equity incentives to be important in aligning the interests of our executive officers with those of its stockholders. As part of our pay-for-performance philosophy, its compensation program tends to emphasize the long-term equity award component of total compensation packages paid to our executive officers.

Because vesting is based on continued employment, our equity-based incentives also encourage the retention of our Named Executive Officers through the vesting period of the awards. In determining the size of the long-term equity incentives to be awarded to our named executive officers, it takes into account a number of internal factors, such as the relative job scope, the value of existing long-term incentive awards, individual performance history, prior contributions to the Company and the size of prior grants.

The Company uses stock options to compensate its Named Executive Officers both in the form of initial grants in connection with the commencement of employment and annual refresher grants. Because employees are able to profit from stock options only if our stock price increases relative to the stock option’s exercise price, we believe stock options in particular provide meaningful incentives to employees to achieve increases in the value of the Company’s stock over time.

Annual grants of equity awards are typically approved by the Board and/or the Compensation Committee during the first quarter of each year, if applicable. While we intend that the majority of equity awards to its employees be made pursuant to initial grants or its annual grant program, the Compensation Committee retains discretion to grant equity awards to employees at other times, including in connection with the promotion of an employee, to reward an employee, for retention purposes or for other circumstances recommended by management or the Compensation Committee.

The exercise price of each stock option grant is the fair market value of the Company’s common stock on the grant date. Time-based stock option awards granted to our Named Executive Officers generally vest over a four-year period as follows: 25% of the shares underlying the option vest on the first anniversary of the date of the vesting commencement date and the remainder of the shares underlying the option vest in equal monthly installments over the remaining 36 months thereafter. From time to time, the Compensation Committee may, however, determine that a different vesting schedule is appropriate. We do not have any stock ownership requirements for its Named Executive Officers.

Employee Benefits Program

Executive officers, including the Named Executive Officers, are eligible to participate in all of our employee benefit plans, including medical, dental, vision, group life, disability insurance, in each case on the same basis as other employees, subject to applicable law. We provide Dr. Mento, Ms. Knudson and Dr. Latterich with term life insurance and disability insurance at our expense and Conatus previously provided such insurance to Dr. Mento at its expense. We also provide vacation and other paid holidays to all employees, including executive officers. These benefit programs are designed to enable us to attract and retain our workforce in a competitive marketplace. Health, welfare and vacation benefits ensure that we have a productive and focused workforce through reliable and competitive health and other benefits.

We currently maintain a 401(k) retirement savings plan that allows eligible employees to defer a portion of their compensation, within limits prescribed by the Internal Revenue Code, on a pre-tax or after-tax basis through contributions to the plan. The Company’s Named Executive Officers are eligible to participate in the 401(k) plan on the same terms as other full-time employees generally. Currently, the Company has the ability to match contributions made by participants in the 401(k) plan up to a maximum of $2,500, but these matching contributions are in the sole discretion of the Board and no matching contributions were provided in 2021 or 2020. We believe that providing a vehicle for retirement savings through our 401(k) plan adds to the overall desirability of our executive compensation package and further incentivizes the Company’s employees, including our Named Executive Officers, in accordance with our compensation policies.

Change in Control Benefits

We entered into employment agreements with certain of the Named Executive Officers. These agreements set forth the individual’s base salary, annual incentive opportunities, equity compensation and other employee benefits, which are described in this Executive Compensation section. The employment agreements provide for “at-will” employment, meaning that either party can terminate the employment relationship at any time, although the agreement with Ms. Knudson provide that she may be eligible for severance benefits in certain circumstances following a termination of employment without cause, including, but not limited to, continuing compensation equal to twelve (12) months of her base salaries, her respective cash bonus for the prior year, if accrued and unpaid, a pro rata portion of her target bonuses for the then-current calendar year, acceleration of certain of her options and reimbursement for up to twelve (12) months of COBRA premiums.

Certain of the Company’s Named Executive Officers may become entitled to certain benefits or enhanced benefits in connection with a change in control of Histogen’s company. The employment agreement of Ms. Knudson entitles her to accelerated vesting of certain equity awards upon a change in control of the Company in certain circumstances.

Our Compensation Committee approved the severance benefits to mitigate certain risks associated with working in a biopharmaceutical company at our current stage of development and to help attract and retain qualified executives.

Outstanding Equity Awards at December 31, 2021

The following table sets forth specified information concerning outstanding equity incentive plan awards for each of the Named Executive Officers outstanding as of December 31, 2021.

			Option Awards (1)			Stock Awards (2)
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Non- Exercisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares of Units of Stock That Have Not Vested ($) (3)	Equity Incentive Plan Awards: Number of Unearned shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Steven J. Mento, Executive Chairman and Interim President and Chief Executive Officer	2/4/16	16,749	—	—	$18.50	2/3/26	228,395	$75,370	—	—
	10/7/20	20,000	—	—	$1.59	10/7/30
	9/2/21	—	20,000	—	$0.822	9/2/31
	11/8/21	—	377,830 (4)	—	$0.729	11/8/31
Richard W. Pascoe,	1/24/19	200,142	—	—	$5.30	1/24/29
Former President, Chief Executive Officer & Director (5)
Susan A. Knudson,	5/27/20	49,132	74,987	—	$4.61	5/27/30	137,174	$45,267	—	—
Executive Vice	1/13/21	—	112,000	—	$0.97	1/13/31
President, Chief Financial Officer & Corporate Secretary
Moya Daniels	—	—	—	—	—	—
Former Executive Vice President and Head of Regulatory, Quality and Clinical Operations (6)
Martin Latterich, Ph.D.,	10/7/16	28,684	—	—	$3.70	10/7/26	102,880	$33,950	—	—
Vice President of	3/12/18	14,342	—	—	$3.84	3/12/28
Technical	1/13/21	—	90,000	—	$0.97	1/13/31
Operations

(1)

Except as otherwise noted, all stock options have a term of ten years from the date of grant and vest over four years, with 25% of the shares subject to the options vesting on the first anniversary of the date of grant and the remainder vesting in 36 monthly tranches thereafter. For a description of the accelerated vesting provisions applicable to the stock options granted to the Named Executive Officer, see “Change in Control Payments” above.
(2)

One hundred percent of the restricted stock units will vest upon the earlier to occur of (i) one (1) year after the grant date or (ii) a change of control of the Company, subject to his or her continued service to the Company.

(3)	Computed by multiplying the number of shares underlying each RSU by $0.33, the closing market price of the Company’s common stock on December 31, 2021, the last trading day of 2021.
(4)

Twenty-five percent (25%) of the option award shall vest on the annual anniversary of the option award so that one hundred percent (100%) of the option award shall vest by the fourth anniversary of the grant date, subject to Dr. Mento’s continuing to provide services to the Company through the relevant vesting dates.

(5)

Mr. Pascoe stepped down from his position as President and Chief Executive Officer of the Company on November 8, 2021.  At such time, his unvested options were forfeited.  Pursuant to Mr. Pascoe’s award agreement (as it was amended on January 28, 2020), 10% of the Histogen options granted to him in connection with his commencement of employment with Histogen, representing the option to acquire approximately 48,517 shares of the Company’s common stock, became fully vested upon the closing of the Merger. An additional 10% of such options was scheduled to vest upon the date that the market capitalization of the combined company exceeds each of $200,000,000, $275,000,000, and $300,000,000. Collectively, these options represent 40% of Mr. Pascoe’s new hire options, however the portion of the option grant related to these milestones were unvested on November 8, 2021. The remaining 60% of Mr. Pascoe’s new hire options continued to vest at the rate of 1/48th of those options (or approximately 6,064 shares of Histogen common stock) per month, according to the time schedule set forth in his original award agreement.

(6)	Ms. Daniels’ employment with the Company terminated in August 2021.

Hedging and Pledging Prohibitions

As part of our Insider Trading Policy, our employees (including our executive officers and the non-employee members of our board of directors) are prohibited from trading in publicly-traded options, such as puts and calls, and other derivative securities with respect to our securities. This includes any hedging or similar transaction designed to decrease the risks associated with holding shares of our common stock.

In addition, our employees (including our executive officers and the non-employee members of our board of directors) are prohibited from holding our common stock in a margin account or pledging our securities as collateral for a loan.

EQUITY COMPENSATION PLAN INFORMATION

The following table gives information as of December 31, 2021 about shares of our Common Stock that may be issued upon the exercise of options under our existing equity compensation plans:

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted- average exercise price of outstanding options, warrants and rights (b)(1)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)(2)
Equity compensation plans approved by security holders (3)(4)	1,367,089	$4.49	31,786
Equity compensation plans not approved by security holders (5)	959,132	2.61	—
Total	2,326,221	3.61	31,786

(1)	Consists of the weighted average exercise price of outstanding options as of December 31, 2021.
(2)	Consists of shares of Common Stock that remain available for future issuance under the Company’s 2020 Incentive Award Plan (the “2020 Plan”) and Conatus’ 2013 Plan as of December 31, 2021.
(3)	Consists of options outstanding as of December 31, 2021 under the 2020 Plan and the 2013 Plan.
(4)

The number of shares of Common Stock available for issuance under the 2020 Plan will increase automatically on January 1st of each year, beginning January 1, 2021 and ending with the last January 1 during the initial ten year term of the 2020 Plan, equal to the lesser of (i) five percent of the number of shares of the Company’s Common Stock outstanding on the final day of the immediately preceding calendar year, and (ii) such lesser number of shares of the Company’s common stock as determined by the Company’s board of directors.

(5)	Consists of the Private Histogen 2007 Stock Plan and the Private Histogen 2017 Stock Plan.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

The following is a description of transactions since January 1, 2020 to which we have been a party, in which the amount involved exceeds the lesser of $120,000 or one percent of the average of our total assets at year-end for the last two completed fiscal years, and in which any of our directors, executive officers or, to our knowledge, beneficial owners of more than 5% of our capital stock, or an affiliate or immediate family member thereof, had or will have a direct or indirect material interest. We believe the terms obtained or consideration that we paid or received, as applicable, in connection with the transactions described below were comparable to terms available or the amounts that would be paid or received, as applicable, from unaffiliated third parties.

Lordship

Lordship, with its predecessor entities along with its principal owner, Jonathan Jackson, have invested and been affiliated with Private Histogen since 2010. As of December 31, 2021 and 2020, Lordship controlled approximately 4.7% and 16% of the Company’s outstanding voting shares, respectively, and currently holds two Board of Director seats.

In November 2012, Private Histogen entered into a Strategic Relationship Success Fee Agreement with Lordship (the “Success Fee Agreement”). The Success Fee Agreement causes certain payments to be made from the Company to Lordship equal to 1% of certain product revenues and 10% of certain license and royalty revenues. The Success Fee Agreement also stipulates that if the Company engages in a merger or sale of all or substantially all (defined as 90% or more) of its assets or equity to a third party, then the Company has the option to terminate the agreement by paying Lordship the fair market value of future payments with the minimum payment being at least equal to the most recent annual payments Lordship has received. The Success Fee Agreement was amended in August 2016 but continues to carry the same rights to certain payments. Histogen recognized an expense to Lordship for the years ended December 31, 2021 and 2020 totaling $10 thousand and $0.1 million, respectively, all of which is included in general and administrative expenses on the accompanying consolidated statements of operations. As of December 31, 2021 and 2020, there was a balance of $12 thousand and $14 thousand, respectively, paid to Lordship included as a component of other assets on the accompanying consolidated balance sheets in connection with the deferral of revenue from the Allergan license transfer agreements.

Promissory Notes

In April 2020, the Company entered into two promissory notes (the “Notes”), each for $0.3 million, with two stockholders, one of which was a principal owner of the Company. The Notes carried a fixed return of $25 thousand, due upon maturity. All outstanding principal and interest were due upon the earlier of (1) June 13, 2020 or (ii) 15 days following the consummation of the Merger. In June 2020, the Notes, including principal and interest, were repaid.

Anti-Cancer Inc.

Anti-Cancer Inc. (“Anti-Cancer”) is a small early stockholder of the Company who leased space to AB during 2016. Additionally, services were provided to AB by the principal owner of Anti-Cancer. As of December 31, 2021 and 2020, outstanding amounts owed to Anti-Cancer were $22 thousand and are included in the consolidated balance sheets.

Indemnification Agreements

Our amended and restated certificate of incorporation and our amended and restated bylaws provide that we shall have the power to indemnify our employees and agents to the fullest extent permitted by law. We have entered into separate indemnification agreements with our directors and executive officers, in addition to indemnification provided for in our amended and restated certificate of incorporation and amended and restated bylaws. These agreements, among other things, require us or will require us to indemnify each director (and in certain cases their related venture capital funds) and executive officer to the fullest extent permitted by Delaware law, including indemnification of expenses such as attorneys’ fees, judgments, fines and settlement amounts incurred by the director or executive officer in any action or proceeding, including any action or proceeding by or in right of us, arising out of the person’s services as a director or executive officer.

Policies and Procedures for Related Party Transactions

Pursuant to our Audit Committee charter, our Audit Committee is responsible for reviewing and approving all transactions with related parties which are required to be reported under applicable SEC regulations, other than compensation-related matters. We have adopted a written procedure for review of, or standards for approval of, these transactions by our Audit Committee.

STOCKHOLDER PROPOSALS

Proposals of stockholders, including nominations for candidates for membership on the Board, intended to be presented at our annual meeting of stockholders to be held in 2023 must be received by us no later than December 19, 2022, which is 120 days prior to the first anniversary of the mailing date of this proxy, in order to be included in our proxy statement and form of proxy relating to that meeting, unless the date of the 2023 annual meeting of stockholders is changed by more than 30 days from the anniversary of our 2022 annual meeting, in which case the deadline for such proposals will be a reasonable time before we begin to print and send our proxy materials. These proposals must comply with the requirements as to form and substance established by the SEC for such proposals in order to be included in the proxy statement.

In addition, our amended and restated bylaws establish an advance notice procedure with regard to certain matters, including stockholder proposals and nominations not included in our proxy statement, to be brought before an annual meeting of stockholders. In general, notice must meet the requirements in our amended and restated bylaws and be received at our principal executive offices not less than 90 calendar days before nor more than 120 calendar days before the one year anniversary of the previous year’s annual meeting of stockholders. Therefore, to be presented at our 2023 annual meeting of stockholders, such a proposal must be received by us no earlier than February 1, 2023 and no later than March 3, 2023. However, if the date of the annual meeting is more than 30 days earlier or more than 60 days later than such anniversary date, notice must be received not earlier than the 120th day prior to such annual meeting and no later than the 90th calendar day prior to such annual meeting or, if later, ten calendar days following the date on which public announcement of the date of the meeting is first made. If the stockholder fails to give notice by these dates, then the persons named as proxies in the proxies solicited by the board of directors for the 2023 annual meeting may exercise discretionary voting power regarding any such proposal. Stockholders are advised to review our amended and restated bylaws which also specify requirements as to the form and content of a stockholder’s notice.

ANNUAL REPORT

Our Annual Report on Form 10-K does not constitute, and should not be considered, a part of this proxy solicitation material.

Any person who was a beneficial owner of our common stock on the record date may request a copy of our Annual Report on Form 10-K for the year ended December 31, 2021, and it will be furnished without charge upon receipt of a written request identifying the person so requesting a report as a stockholder of our company at such date. Requests should be directed to Histogen Inc., 10655 Sorrento Valley Road, Suite 200, San Diego, CA 92121, Attention: Corporate Secretary.

STOCKHOLDERS SHARING THE SAME ADDRESS

The rules promulgated by the SEC permit companies, brokers, banks or other intermediaries to deliver a single copy of a proxy statement and annual report to households at which two or more stockholders reside. This practice, known as “householding,” is designed to reduce duplicate mailings and save significant printing and postage costs as well as natural resources. Stockholders sharing an address who have been previously notified by their broker, bank or other intermediary and have consented to householding will receive only one copy of our proxy statement and annual report. If you would like to opt out of this practice for future mailings and receive separate proxy statements and annual reports for each stockholder sharing the same address, please contact your broker, bank or other intermediary. You may also obtain a separate proxy statement and annual report, or if applicable, proxy materials, without charge by sending a written request to Histogen Inc., 10655 Sorrento Valley Road, Suite 200, San Diego, CA 92121, Attention: Corporate Secretary or by calling (858) 526-3100. We will promptly send additional copies of our proxy statement and annual report, or if applicable, the proxy materials, upon receipt of such request. Stockholders sharing an address that are receiving multiple copies of our proxy statement and annual report can request delivery of a single copy of our proxy statement and annual report by contacting their broker, bank or other intermediary or sending a written request to Histogen Inc., 10655 Sorrento Valley Road, Suite 200, San Diego, CA 92121, Attention: Corporate Secretary or by calling (858) 526-3100

OTHER MATTERS

We do not know of any business other than that described in this proxy statement that will be presented for consideration or action by the stockholders at the Annual Meeting. If, however, any other business is properly brought before the meeting, shares represented by proxies will be voted in accordance with the best judgment of the persons named in the proxies or their substitutes. It is important that your shares be represented at the 2022 Annual Meeting, regardless of the number of shares that you hold. You are, therefore, urged to vote as promptly as possible to ensure your vote is recorded.

By Order of the Board of Directors

Steven J. Mento, Ph.D.
Executive Chairman and Interim President and Chief Executive Officer

San Diego, California

April 21, 2022

HISTOGEN INC PO BOX 8016 CARY NC 27512-9903 GRAPHICS SCAN TO VIEW MATERIALS & VOTE GRAPHICS VOTE BY INTERNET - wwwproxyvotecom or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information Vote by 1159 PM Eastern Time on May 31 2022 Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form During The Meeting - Go to wwwvirtualshareholdermeetingcom/HSTO2022 You may attend the meeting via the Internet and vote during the meeting Have the information that is printed in the box marked by the arrow available and follow the instructions VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions Vote by 1159 PM Eastern Time on May 31 2022 Have your proxy card in hand when you call and then follow the instructions VOTE BY MAIL Mark sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing c/o Broadridge 51 Mercedes Way Edgewood NY 11717 TO VOTE MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS D81294-P74114 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED DETACH AND RETURN THIS PORTION ONLY HISTOGEN INC The Board of Directors recommends you vote FOR the following 1 Election of Class III Directors Nominees For Withhold 1a Steven J Mento PhD 1b David H Crean PhD 1c Brian M Satz The Board of Directors recommends you vote FOR proposals 2 3 and 4 For Against Abstain 2 Approval of an amendment to the Company's amended and restated certificate of incorporation to effect a reverse stock split to the Company's common stock within a range as determined by the Company's board of directors of one (1) new share every five (5) to twenty (20) (or any number in between) shares outstanding the implementation and timing of which shall be subject to the discretion of the Company's board of directors 3 Ratification of the selection of Mayer Hoffman McCann PC (MHM) as our independent registered public accounting firm for the fiscal year ending December 31 2022 4 On an advisory basis the compensation of our named executive officers as disclosed in our proxy statement for our 2022 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission NOTE Transact such other business as may be properly brought before the meeting or any adjournment or postponement thereof Please sign exactly as your name(s) appear(s) hereon When signing as attorney executor administrator or other fiduciary please give full title as such Joint owners should each sign personally All holders must sign If a corporation or partnership please sign in full corporate or partnership name by authorized officer Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting The Notice and Proxy Statement and Form 10-K are available at wwwproxyvotecom D81295-P74114 HISTOGEN INC Annual Meeting of Stockholders Wednesday June 1 2022 800 AM Pacific Time This proxy is solicited by the Board of Directors The undersigned hereby appoints Steven J Mento PhD and Susan A Knudson and each or either of them as the true and lawful attorneys of the undersigned with full power of substitution and revocation and authorizes them and each of them to vote all the shares of capital stock of Histogen Inc which the undersigned is entitled to vote at said meeting and any adjournment or postponement thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment or postponement thereof conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR IF NO DIRECTION IS GIVEN SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS RECOMMENDATION This proxy when properly executed will be voted in the manner directed herein In their discretion the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card Continued and to be signed on reverse side

HISTOGEN INC PO BOX 8016 CARY NC 27512-9903 GRAPHICS SCAN TO VIEW MATERIALS & VOTE GRAPHICS VOTE BY INTERNET - wwwproxyvotecom or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information Vote by 1159 PM Eastern Time on May 31 2022 Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form During The Meeting - Go to wwwvirtualshareholdermeetingcom/HSTO2022 You may attend the meeting via the Internet and vote during the meeting Have the information that is printed in the box marked by the arrow available and follow the instructions VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions Vote by 1159 PM Eastern Time on May 31 2022 Have your proxy card in hand when you call and then follow the instructions VOTE BY MAIL Mark sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing c/o Broadridge 51 Mercedes Way Edgewood NY 11717 TO VOTE MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS D81296-P74114 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED DETACH AND RETURN THIS PORTION ONLY HISTOGEN INC The Board of Directors recommends you vote FOR the following proposal For Against Abstain 2 Approval of an amendment to the Company's amended and restated certificate of incorporation to effect a reverse stock split to the Company's common stock within a range as determined by the Company's board of directors of one (1) new share every five (5) to twenty (20) (or any number in between) shares outstanding the implementation and timing of which shall be subject to the discretion of the Company's board of directors NOTE Transact such other business as may be properly brought before the meeting or any adjournment or postponement thereof Please sign exactly as your name(s) appear(s) hereon When signing as attorney executor administrator or other fiduciary please give full title as such Joint owners should each sign personally All holders must sign If a corporation or partnership please sign in full corporate or partnership name by authorized officer Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Form 10-K are available at wwwproxyvotecom D81297-P74114 HISTOGEN INC Annual Meeting of Stockholders Wednesday June 1 2022 8:00 AM Pacific Time This proxy is solicited by the Board of Directors The undersigned hereby appoints Steven J Mento PhD and Susan A Knudson and each or either of them as the true and lawful attorneys of the undersigned with full power of substitution and revocation and authorizes them and each of them to vote all the shares of capital stock of Histogen Inc which the undersigned is entitled to vote at said meeting and any adjournment or postponement thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment or postponement thereof conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR IF NO DIRECTION IS GIVEN SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS RECOMMENDATION This proxy when properly executed will be voted in the manner directed herein In their discretion the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card Continued and to be signed on reverse side

ANNEX A

HISTOGEN CERTIFICATE OF AMENDMENT

REGARDING REVERSE STOCK SPLIT

CERTIFICATE OF AMENDMENT

TO THE

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

HISTOGEN INC.

Histogen Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, as amended (the “DGCL”), hereby certifies as follows:

A.	The name of the Corporation is Histogen Inc. The date of filing of the original Certificate of Incorporation of the Corporation with the Secretary of State of the State of Delaware was July 13, 2005.

B.

This Certificate of Amendment to the Amended and Restated Certificate of Incorporation (this “Certificate of Amendment”) amends the Corporation’s Amended and Restated Certificate of Incorporation filed with the Secretary of State of the State of Delaware on July 30, 2013 (the “Prior Certificate”) and has been duly adopted by the Corporation’s Board of Directors and stockholders in accordance with the provisions of Section 242 of the DGCL and the provisions of the Prior Certificate.

C.	Article FOURTH of the Prior Certificate is hereby amended to add the following Section C:

“C. REVERSE SPLIT. Upon the effectiveness of this Certificate of Amendment pursuant to Section 242 of the DGCL, each             (    ) shares of Common Stock outstanding immediately prior to such filing shall be automatically combined into one (1) share of Common Stock. The aforementioned reclassification shall be referred to collectively as the “Reverse Split.” The number of authorized shares of Common Stock, and the par value thereof, shall remain as set forth in this Certificate of Incorporation.

The Reverse Split shall occur without any further action on the part of the Corporation or stockholders of the Corporation and whether or not certificates representing such stockholders’ shares prior to the Reverse Split are surrendered for cancellation. All shares of Common Stock (including fractions thereof) issuable upon the Reverse Split held by a stockholder prior to the Reverse Split shall be aggregated. No fractional interest in a share of Common Stock shall be deliverable upon the Reverse Split and each stockholder who would otherwise be entitled to a receive a fraction of a share of Common Stock upon the Reverse Split (after aggregating all shares of Common Stock held by a stockholder as aforesaid) shall, in lieu thereof, be entitled to receive a cash payment in an amount equal to the product of (x) the fractional share of Common Stock to which such stockholder would otherwise be entitled multiplied by (y) the closing price of the Corporation’s Common Stock as reported on the Nasdaq Capital Market on the date of the filing of this Certificate of Amendment to the Restated Certificate of Incorporation with the Secretary of State of the State of Delaware multiplied by (z) the number of shares of Common Stock being combined into one share of Common Stock in the Reverse Split. The Corporation shall not be obliged to issue certificates evidencing the shares of Common Stock outstanding as a result of the Reverse Split unless and until all of the certificates evidencing the shares held by a holder prior to the Reverse Split are either delivered to the Corporation or its transfer agent, or the holder notifies the Corporation or its transfer agent that any certificates not so delivered have been lost, stolen or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificates.”

D.	All other provisions of the Prior Certificate remain in full force and effect.

E.	This Certificate of Amendment shall be effective at 4:01 P.M. Eastern Time on , 2022.

IN WITNESS WHEREOF, Histogen Inc. has caused this Certificate of Amendment to be signed by Steven J. Mento, a duly authorized officer of the Corporation, on                     , 2022.

HISTOGEN INC.

By:
Name:	Steven J. Mento, Ph.D.
Title:	Executive Chairman and Interim President and Chief Executive Officer